                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule sec. 240.14a-11(c) or sec. 240.14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               CABOT CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

[CABOT LOGO]

                                                                January 19, 1999

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Cabot Corporation which will be held on Thursday, March 11, 1999 at 4:00 p.m. in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts.

     Mailing of the enclosed Notice of Annual Meeting of Stockholders, Proxy Statement and proxy card to you indicates that you were the beneficial owner of shares of Cabot Corporation common stock on January 11, 1999, the record date for determining the persons eligible to vote at the Annual Meeting.

     Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone.

                                            Sincerely,

                                            /s/ Samuel W. Bodman

                                            SAMUEL W. BODMAN
                                            Chairman of the Board
                                            and Chief Executive Officer

--------------------------------------------------------------------------------
CABOT CORPORATION
--------------------------------------------------------------------------------
75 State Street
--------------------------------------------------------------------------------
Boston, Massachusetts 02109
--------------------------------------------------------------------------------
(617) 345-0100
--------------------------------------------------------------------------------

[Cabot Logo]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 11, 1999

     The Annual Meeting of Stockholders of Cabot Corporation (the "Company"), a Delaware corporation, will be held in the Enterprise Room on the fifth floor of the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, on Thursday, March 11, 1999, at 4:00 p.m., Eastern Standard Time, for the following purposes:

     1. To elect six persons to the Board of Directors of the Company;

     2. To consider the adoption of the 1999 Equity Incentive Plan;

     3. To consider the approval of the Short-Term Incentive Compensation Plan; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on January 11, 1999, are entitled to receive notice of and to vote at the Annual Meeting. The transfer books of the Company will not be closed.

     It is important that your shares be represented and voted at the Annual Meeting. Stockholders are urged to vote their shares by one of the following methods whether or not they plan to attend the Annual Meeting:

     - vote over the Internet or by telephone using the instructions on the proxy card, if this option is available to you (please refer to your proxy card to determine if this option is available to you); or

     - complete, sign, date and return the accompanying proxy card in the enclosed, self-addressed envelope (the self-addressed envelope requires no postage if mailed in the United States).

You may still vote in person if you do attend the Annual Meeting.

     The Company's 1998 Annual Report to Stockholders is being mailed to stockholders with this Notice of Annual Meeting of Stockholders and Proxy Statement.

     Please exercise your right to vote at your earliest convenient time.

By order of the Board of Directors,

Sarah W. Saunders
Secretary

Boston, Massachusetts
January 19, 1999

TABLE OF CONTENTS

                                                              PAGE
                                                              ----

General Information.........................................    1
Item 1. -- Election of Directors............................    2
     Certain Information Regarding Directors................    2
     Information on the Board of Directors and its
      Committees............................................    7
Item 2. -- Adoption of 1999 Equity Incentive Plan...........    8
Item 3. -- Approval of Short-Term Incentive Compensation
  Plan......................................................   13
Beneficial Stock Ownership of Directors, Executive Officers
  and Persons Owning More than Five
  Percent of Common Stock...................................   15

Executive Compensation......................................   17
     Summary Compensation Table.............................   17
     Aggregated Option Exercises in Last Fiscal Year and
      Fiscal Year-End Option Values.........................   19
     Pension Plan Table.....................................   19
     Employment Contracts and Termination of Employment and
      Change in Control Arrangements........................   20
     Compensation Committee Report on Executive
      Compensation..........................................   20
Performance Graph...........................................   23
Certain Relationships and Related Transactions..............   23
Compliance with Section 16(a) of the Exchange Act...........   24
Future Stockholder Proposals................................   24
Solicitation of Proxies.....................................   24
Miscellaneous...............................................   24

CABOT CORPORATION
75 STATE STREET
BOSTON, MASSACHUSETTS 02109

PROXY STATEMENT

MAILED JANUARY 19, 1999, FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MARCH 11, 1999

GENERAL INFORMATION

     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation by and on behalf of the Board of Directors of Cabot Corporation, a Delaware corporation (the "Company"), for use at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held at 4:00 p.m., Eastern Standard Time, on Thursday, March 11, 1999, at the State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement of the Annual Meeting. This Proxy Statement and the accompanying form of proxy were first mailed to stockholders on or about January 19, 1999.

     Stockholders attending the Annual Meeting may vote their shares in person even though they have already given a proxy. Properly given proxies not revoked will be voted in accordance with the specifications thereon at the Annual Meeting and at any adjournment or postponement thereof. You may revoke your proxy at any time prior to its use by a written communication to Sarah W. Saunders, Secretary of the Company, by a duly given proxy bearing a later date received prior to the closing of the polls or by attending the Annual Meeting and voting in person. Proxies will also be considered voting instructions by participants in employee benefit plans of the Company and a former subsidiary of the Company with respect to shares of the Company's common stock and convertible preferred stock held for such participants by the trustees of such plans.

     Only stockholders of record as of the close of business on January 11, 1999, are entitled to vote at the Annual Meeting. As of that date, the Company had outstanding and entitled to vote 66,684,968 shares of common stock, par value $1.00 per share ("Common Stock"), and 66,522 shares of Series B ESOP convertible preferred stock, par value $1.00 per share ("Convertible Preferred Stock"). Each share of Common Stock is entitled to one vote and each share of Convertible Preferred Stock is entitled to 87.47 votes. State Street Bank and Trust Company, the trustee of the Cabot Corporation Employee Stock Ownership Plan ("Employee Stock Plan"), is the record owner of all of the shares of Convertible Preferred Stock and is entitled to vote such shares in accordance with instructions from participants in, and the terms of, the Employee Stock Plan.

     A quorum for the election of directors, the adoption of the 1999 Equity Incentive Plan, the approval of the Short-Term Incentive Compensation Plan, and the consideration of such other business as may properly be presented to the Annual Meeting consists of a majority in interest of all shares of Common Stock and Convertible Preferred Stock outstanding and entitled to vote at the Annual Meeting, considered as a single class. Votes withheld for a nominee for election as a director or that reflect abstentions or broker non-votes (i.e., shares as to which the record owner has not received instruction from the beneficial owner of the shares on a matter as to which, under the applicable rules of the New York Stock Exchange, the record owner does not have authority to vote without such instruction) will be treated as present at the Annual Meeting for the purpose of determining a quorum but will not be counted as votes cast.

     There is no provision for cumulative voting. A plurality of the votes properly cast is required for the election of a director, and the affirmative vote of a majority of the votes properly cast is required to adopt the 1999 Equity Incentive Plan and to approve the Short-Term Incentive Compensation Plan.

     The independent accountants for the Company are PricewaterhouseCoopers LLP. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

ITEM 1. -- ELECTION OF DIRECTORS

     At the Annual Meeting, Jane C. Bradley and Charles P. Siess, Jr. will be nominated for election to the class of directors whose terms expire in 2000, and Samuel W. Bodman, Arthur L. Goldstein, Gautam S. Kaji and John H. McArthur will be nominated for election to the class of directors whose terms expire in 2002. All of the nominees are currently directors of the Company. All of the nominees except Mr. Kaji were elected by the stockholders at previous Annual Meetings. The Board of Directors expects that all of the nominees will be available for election but, if any of the nominees is not so available at the time of the Annual Meeting, proxies received will be voted for substitute nominees to be designated by the Board of Directors or, if no such designation is made by the Board, proxies will be voted for a lesser number of nominees. In no event will the proxies be voted for more than six nominees.

CERTAIN INFORMATION REGARDING DIRECTORS

     Set forth below for each director of the Company, is information, as of November 30, 1998, regarding his or her age, position(s) with the Company, membership on committees of the Board of Directors of the Company, the period during which he or she has served as a director and his or her term of office, family relationship with any other director or executive officer of the Company, his or her business experience during at least the past five years and other directorships and similar positions held by him or her.
--------------------------------------------------------------------------------

        [PHOTO]

                            SAMUEL W. BODMAN
                            Age: 60
                            Position: Chairman of the Board and Chief Executive Officer
                            Committee Membership: Executive (Chairman)
                            Director since: 1987
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            Cabot Corporation:
                              Chairman of the Board -- 1988 to present
                              President -- 1991 to 1995, 1987 to 1988
                              Chief Executive Officer -- 1988 to present
                            FMR Corp. (investment advisor and mutual fund manager):
                              President and Chief Operating Officer -- 1983 to 1986

                            Directorships:
                            Cabot Oil & Gas Corporation
                            John Hancock Mutual Life Insurance Company
                            Security Capital Group Incorporated
                            Westvaco Corporation

--------------------------------------------------------------------------------

        [PHOTO]

                            JANE C. BRADLEY(1)
                            Age: 71
                            Committee Memberships: Audit and Nominations
                            Director since: 1993
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            Smithsonian Institution National Board:
                              Member -- 1993 to present
                            Boston Museum of Science:
                              Vice Chairman, Board of Trustees -- 1992 to 1998 Trustee -- 1989 to 1998
                              Overseer -- 1983 to 1989
                            Boston Symphony Orchestra:
                              Trustee Emerita -- 1988 to 1993
                              Vice Chairman, Board of Trustees -- 1985 to 1988
                            Harvard University:
                              Member, Board of Overseers -- 1983 to 1989

                            Directorship:
                            Fiduciary Trust Company

--------------------------------------------------------------------------------

        [PHOTO]
                            KENNETT F. BURNES
                            Age: 55
                            Position: President and Chief Operating Officer Committee Membership: Executive
                            Director since: 1992
                            Term of Office Expires: 2001
                            Business Experience:
                            Cabot Corporation:
                              President -- 1995 to present
                              Chief Operating Officer -- 1996 to present
                              Executive Vice President -- 1988 to 1995

--------------------------------------------------------------------------------

        [PHOTO]
                            JOHN G.L. CABOT(1)
                            Age: 64
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1963
                            Term of Office Expires: 2001
                            Business Experience:
                            Cabot Corporation:
                             Vice Chairman of the Board -- 1988 to 1995
                             Chief Financial Officer -- 1992 to 1995

                            Directorships:
                              Cabot Oil & Gas Corporation
                              Eaton Vance Corp.

--------------------------------------------------------------------------------

        [PHOTO]
                            JOHN S. CLARKESON
                            Age: 56
                            Committee Membership: Safety, Health and
                            Environmental Affairs
                            Director Since: 1998
                            Term of Office Expires: 2001
                            Business Experience:
                            The Boston Consulting Group, Inc. (management consulting):
                               Chairman of the Board -- January 1998 to present Chief Executive Officer and President -- 1986 to 1997

                            Directorships:
                            The Boston Consulting Group, Inc.

--------------------------------------------------------------------------------

        [PHOTO]
                            ARTHUR L. GOLDSTEIN
                            Age: 63
                            Committee Membership: Nominations
                            Director since: 1995
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            Ionics, Incorporated (water purification):
                              Chairman of the Board -- 1990 to present
                              President and Chief Executive Officer --1971 to present

                            Directorships:
                            Ionics, Incorporated
                            State Street Corporation
                            State Street Bank and Trust Company

--------------------------------------------------------------------------------

        [PHOTO]
                            ROBERT P. HENDERSON
                            Age: 67
                            Committee Memberships: Compensation (Chairman) and Executive
                            Director since: 1990
                            Term of Office Expires: 2001
                            Business Experience:
                            Greylock Management Corporation (private equity investment management):
                              General Partner of managed funds -- 1983 to present
                            Greylock Limited Partnership (private equity investments):
                              Managing Partner -- 1990 to present

                            Directorships:
                            Allmerica Financial Corporation
                            Filene's Basement, Inc.

--------------------------------------------------------------------------------

        [PHOTO]
                            ARNOLD S. HIATT
                            Age: 71
                            Committee Memberships: Compensation and Nominations Director since: 1993
                            Term of Office Expires: 2000
                            Business Experience:
                            The Stride Rite Foundation:
                              Chairman -- 1982 to present
                            The Stride Rite Corporation (manufacturer and retailer):
                              Chairman of the Board -- 1982 to 1992
                              Chief Executive Officer -- 1982 to 1989

                            Directorships:
                            Director or trustee of various Dreyfus Corporation mutual funds

--------------------------------------------------------------------------------

        [PHOTO]
                            GAUTAM S. KAJI
                            Age: 57
                            Committee Memberships: None
                            Director since: 1998
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            World Bank:
                              Managing Director of Operations and Chairman, Loan
                                Committee, for World Bank Group -- 1994 to 1997
                              Regional Vice President, East Asia and
                                Pacific World Bank -- 1991 to 1994

                            Directorships:
                            Adesemi International Communications Inc.
                            Centennial Group, Inc.
                            Infrastructure Development Finance Co.
                            Synergy Power Co.

--------------------------------------------------------------------------------

        [PHOTO]
                            RODERICK C.G. MACLEOD(1)
                            Age: 48
                            Committee Membership: Audit
                            Director Since: 1998
                            Term of Office Expires: 2001
                            Business Experience:
                            St. Martin Finance Ltd. (private equity investment company):
                              Managing Shareholder -- 1986 to present
                            Adia S.A. (now ADECCO S.A.) (staffing industry):
                              General Manager and Senior Vice President -- 1986 to 1991
                              Vice President, Business Development -- 1981 to
                              1985

                            Directorships:
                            Select Appointments (Holdings) Plc.
                            Oxford Forecasting Services Ltd.
                            Waverley Investments (UK) Ltd.
                            E.I.E.C. S.A.

--------------------------------------------------------------------------------

        [PHOTO]
                            JOHN H. MCARTHUR
                            Age: 64
                            Committee Memberships: Compensation and Nominations (Chairman)
                            Director since: 1990
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            Harvard University:
                              Dean of Graduate School of Business
                              Administration -- 1980 to 1995

                            Directorships:
                            The AES Corporation
                            BCE Inc.
                            Columbia/HCA Healthcare Corporation
                            Glaxo Wellcome plc
                            Rohm and Haas Company
                            Springs Industries, Inc.
                            The Vincam Group, Inc.

--------------------------------------------------------------------------------

        [PHOTO]
                            JOHN F. O'BRIEN
                            Age: 55
                            Committee Memberships: Audit (Chairman) and
                            Nominations
                            Director since: 1990
                            Term of Office Expires: 2001
                            Business Experience:
                            Allmerica Financial Corporation (holding company):
                              President and Chief Executive Officer -- 1995 to present
                            Allmerica Investment Trust (investment company):
                              Chairman of the Board -- 1989 to present
                            Allmerica Securities Trust (investment company):
                              Chairman of the Board -- 1989 to present

                            Directorships:
                            ABIOMED, Inc.
                            Allmerica Financial Corporation
                            Allmerica Investment Trust (Trustee)
                            Allmerica Securities Trust (Trustee)
                            The TJX Companies, Inc.

--------------------------------------------------------------------------------

        [PHOTO]
                            DAVID V. RAGONE
                            Age: 68
                            Committee Memberships: Compensation and Safety, Health and Environmental Affairs
                            Director since: 1985
                            Term of Office Expires: 2000
                            Business Experience:
                            Massachusetts Institute of Technology:
                              Senior Lecturer -- 1988 to 1998
                              Visiting Professor -- 1987 to 1988
                            ASMV Management Company Limited Partnership (venture capital management):
                              Partner -- 1992 to present
                              General Partner -- 1989 to 1992

                            Directorship:
                            SIFCO Inc.

--------------------------------------------------------------------------------

        [PHOTO]
                            CHARLES P. SIESS, JR.
                            Age: 71
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs (Chairman)
                            Director since: 1988
                            Term of Office Expires: 1999 (Nominee for Election) Business Experience:
                            Cabot Oil & Gas Corporation (energy exploration and production):
                               Chairman of the Board -- 1995 to present, 1989 to 1992
                               President -- 1995 to 1998
                               Chief Executive Officer --1995 to 1998, 1989 to 1992
                            Bridas S.A.P.I.C. (oil exploration):
                               Acting General Manager -- 1993 to 1994

                            Directorships:
                            Cabot Oil & Gas Corporation
                            CAMCO, Inc.
                            Rowan Companies, Incorporated

--------------------------------------------------------------------------------

        [PHOTO]
                            MORRIS TANENBAUM
                            Age: 70
                            Committee Memberships: Compensation and Nominations Director since: 1981
                            Term of Office Expires: 2000 (will retire at 1999 Annual Meeting of Stockholders, in accordance with the Company's Director Retirement Policy)
                              Business Experience:
                              AT&T Corp.:
                                Vice Chairman -- 1986 to 1991

                            Directorships:
                            American Electric Power Company, Inc.

--------------------------------------------------------------------------------

        [PHOTO]

                            LYDIA W. THOMAS
                            Age: 54
                            Committee Memberships: Audit and Safety, Health and Environmental Affairs
                            Director since: 1994
                            Term of Office Expires: 2000
                            Business Experience:
                            Mitretek Systems, Inc. (research and development for public interest):
                              President and Chief Executive Officer -- 1996 to present
                              Senior Vice President and General Manager -- 1996
                            The MITRE Corporation:
                            Center for Environment, Resources and Space:
                              Senior Vice President and General Manager -- 1992 to 1996
                              Vice President -- 1989 to 1992
                              Technical Director -- 1982 to 1989

                            Charles Stark Draper Laboratory Inc.:
                              Member

--------------------------------------------------------------------------------

        [PHOTO]
                            MARK S. WRIGHTON
                            Age: 49
                            Committee Memberships: Compensation and Safety, Health and Environmental
                              Affairs
                            Director since: 1997
                            Term of Office Expires: 2000
                            Business Experience:
                            Washington University in St. Louis:
                              Chancellor and Professor of Chemistry -- 1995 to present
                            Massachusetts Institute of Technology:
                              Provost -- 1990 to 1995
                              Head of Department of Chemistry -- 1987 to 1990

                            Directorships:
                            Helix Technology Corporation
                            Ionics, Incorporated
                            OIS Optical Imaging Systems, Inc.

--------------------------------------------------------------------------------

     (1) John G.L. Cabot is a first cousin of Jane C. Bradley's spouse; Roderick C.G. MacLeod's spouse is a first cousin once removed of John G.L. Cabot and Jane C. Bradley's spouse.

INFORMATION ON THE BOARD OF DIRECTORS AND ITS COMMITTEES

     General

     The Board of Directors of the Company held six meetings during the 1998 fiscal year. The Board has five standing Committees: Audit Committee, Compensation Committee, Executive Committee, Nominations Committee and Safety, Health and Environmental Affairs Committee (the "SH&E Committee"). Membership on each Committee is listed above on pages 2 through 6. The Audit, Compensation, Nominations and SH&E Committees are presently composed entirely of non-employee directors. The Executive Committee is presently composed of two employee directors and one non-employee director.

     Board Committees

     The Audit Committee annually recommends the independent accountants to be appointed by the Board of Directors as the auditors of the Company and its subsidiaries. It reviews the arrangements for, and the results of, the auditors' examination of the Company's books and records, auditors' compensation, internal accounting control procedures and activities and recommendations of the Company's internal auditors. It also reviews the Company's accounting policies, control systems and compliance activities. The Audit Committee reports to the Board on its activities and makes such investigations as it deems appropriate. The Audit Committee met two times during fiscal year 1998.

     The Compensation Committee establishes policies applicable to executive compensation and determines the salaries, bonuses and other remuneration of the officers of the Company who are also directors (for a further description of those policies and activities, see the Committee's Report on pages 20 through 22 below). In addition, the Committee determines whether any discretionary contributions will be made by the Company to the Cabot Retirement Incentive Savings Plan (the "Savings Plan"). It administers the Company's supplemental employee benefit plans. It also administers the long-term equity incentive plans, including the adoption of the rules and regulations therefor, the designation of participants and the determination of the size and terms of awards. The Committee reviews the activities of the Company's Benefits and Investment Committees and reviews the Company's human resources policies and certain compliance activities. It also makes recommendations to the Board of Directors with respect to directors' compensation. The Compensation Committee met six times and did not take any action by written consent during the 1998 fiscal year.

     The Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of the business of the Company between Board meetings. Actions taken by the Executive Committee are regularly reported to the Board at its next meeting. The Executive Committee did not meet but took action by written consent four times during the 1998 fiscal year.

     The Nominations Committee considers and proposes to the Board of Directors policies for the Board and nominees for membership on the Board of Directors. Nominees suggested by stockholders and sent to the Committee in care of the Chairman of the Board will be considered by the Committee. The Nominations Committee met two times during the 1998 fiscal year.

     The SH&E Committee reviews the Company's safety, health and environmental management programs and major hazards analyses. The Committee consults with the Company's internal and outside safety, health and environmental advisors regarding the management of those programs. It also reviews the Company's environmental spending. The SH&E Committee met three times during the 1998 fiscal year.

     Board Compensation

     Directors who are not employees of the Company were compensated during fiscal year 1998 by the issuance of 1,600 shares of Common Stock, pursuant to the Company's Non-Employee Directors' Stock Compensation Plan, and four quarterly cash payments of $3,500 each. Non-employee directors also received $1,200 for attending each Board meeting and each meeting of a Committee of which they were a member. Non-employee directors who are Committee chairmen also received an additional fee of $500 per quarter. Directors who are employees of the Company received no additional compensation for their duties as directors. All directors were also reimbursed for travel expenses incurred for attending all Board and Committee meetings and were covered by the Company's travel accident insurance policy.

     Under the Cabot Corporation Deferred Compensation Plan, directors are permitted to defer receipt of their cash retainer and Board and Committee meeting fees for a period of at least three years or until they leave the Board of Directors. Such deferred amounts are accrued in a memorandum account and either (i) credited with interest at a rate equal to Moody's Corporate Bond Rate, or (ii) treated as invested in phantom stock units, based on the market price of shares of Cabot Common Stock at the time of deferral with phantom dividends being accrued and treated as if reinvested in phantom stock units.

     All incumbent directors attended at least 75% of the meetings of the Board and Committees held while they were members during the 1998 fiscal year.

     Board Retirement Policy

     The Board of Directors has adopted a retirement policy, which requires each director to submit his or her resignation to the Chairman of the Board prior to, and effective at, the Annual Meeting of Stockholders of the Company next following the calendar year of (i) such director's seventieth birthday, in the case of a director first elected to the Board prior to his or her sixtieth birthday, or (ii) such director's seventy-second birthday, in the case of a director first elected to the Board on or after his or her sixtieth birthday.

ITEM 2. -- ADOPTION OF 1999 EQUITY INCENTIVE PLAN

     General

     The Company uses stock or stock-based awards as a part of its overall compensation program in order to align the long term interests of its employees with those of its stockholders. In November 1998, the Board of Directors of the Company approved the 1999 Equity Incentive Plan, subject to stockholder approval. The 1999 Equity Incentive Plan is similar to the 1996 Equity Incentive Plan approved by the stockholders in 1996 (the "1996 Equity Incentive Plan") and the Equity Incentive Plan approved by the stockholders in 1989 (the "1989 Equity Incentive Plan"). Under the 1999 Equity Incentive Plan, key employees of the Company and its subsidiaries are eligible to receive a variety of stock and stock-based awards ("Awards"), which are described more fully below. The Compensation Committee of the Board of Directors administers the 1999 Equity Incentive Plan and determines who shall participate in the 1999 Equity Incentive Plan and the amount and type of Awards to be made to such participants.

     Subject to adjustment for stock splits and similar events, the maximum number of shares of Common Stock that may be issued under the 1999 Equity Incentive Plan is 3,000,000 plus (i) any shares which are forfeited under the 1999 Equity Incentive Plan; (ii) without duplication for shares counted under clause (i) of this sentence, the number of shares repurchased by the Company in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Company from the sale of shares under the 1999 Equity Incentive Plan; plus (iii) any shares surrendered to the Company in payment of the exercise price of options issued under the 1999 Equity Incentive Plan. In addition, no Award may be issued that would (a) bring the total number of shares of Common Stock delivered to officers of the Company under the 1999 Equity Incentive Plan to more than 3,000,000 (subject to adjustment), (b) bring the total number of shares of Common Stock covered by ISOs (as defined below) issued under the 1999 Equity Incentive Plan to more than 3,000,000, or (c) bring the total of all outstanding awards under the 1999 Equity Incentive Plan, the 1996 Equity Incentive Plan and the 1989 Equity Incentive Plan to more than 9.9% of the total number of shares of Common Stock of the Company then outstanding. As of November 30, 1998, 1,280,023 shares of Common Stock remained available for grants under the 1996 Equity Incentive Plan. No new grants may be made under the 1989 Equity Incentive Plan.

     The 1999 Equity Incentive Plan will enable the Company to make Awards of shares of Common Stock to eligible employees. The Board of Directors believes that the 1999 Equity Incentive Plan will also provide the Company with flexibility in designing and providing incentive compensation for key employees in order to attract and retain employees who are in a position to make significant contributions to the success of the Company, to reward employees for such contributions and to encourage employees to take into account the long-term interests of the Company through ownership of the Company's Common Stock. Accordingly, the

Board of Directors believes that the proposal to adopt the 1999 Equity Incentive Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

     The Board of Directors recommends a vote FOR Item 2.

     Summary of the 1999 Equity Incentive Plan

     The full text of the 1999 Equity Incentive Plan is set forth in Exhibit A, attached hereto. The following description of certain features of the 1999 Equity Incentive Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the 1999 Equity Incentive Plan.

     Administration; Eligible Employees. The 1999 Equity Incentive Plan is administered by the Compensation Committee, consisting of at least three members of the Board of Directors none of whom shall be an employee of the Company. Officers and other key employees of the Company and its subsidiaries who are responsible for or contribute to the management, growth or profitability of the business of the Company and its subsidiaries are eligible to participate in the 1999 Equity Incentive Plan, but no employee may receive Awards under the 1999 Equity Incentive Plan covering more than 1,000,000 shares of Common Stock (subject to adjustment). In fiscal year 1998, actual awards under the 1996 Equity Incentive Plan were made to 306 eligible employees.

     Purchase Restricted Stock. An Award of purchase restricted stock entitles the recipient to acquire shares of Common Stock, subject to restrictions determined by the Compensation Committee, for consideration which may be either
(i) an amount which is not less than 30% of the fair market value of the Common Stock at the time of grant, or (ii) an amount less than 30% of the fair market value of the Common Stock at the time of grant if the Award is made to a person who becomes an employee of the Company in connection with an acquisition in substitution for an equity award held by that person in the acquired entity ("Substitute Awards"), or if the Compensation Committee has expressly determined to grant the discount in lieu of a comparable amount of salary or cash bonus. However, no more than 500,000 shares, subject to any adjustment for stock splits or similar events, shall be issued at less than 30% of the fair market value in lieu of salary or cash bonus.

     From 1991 to 1996, the Company issued Awards under the 1989 Equity Incentive Plan in the form of purchase restricted stock at 50% of the fair market value at the date of the grant, and has issued Awards under the 1996 Equity Incentive Plan since 1996 with purchase prices equal to 40% of the fair market value at the date of the grant. The Compensation Committee and Board of Directors believe that those Awards have encouraged participants to hold shares in the Company and to become more attuned to the concerns of stockholders. Employee share ownership requires a substantial financial commitment by the employees in order to pay the purchase price of the restricted stock and taxes associated with the Award. The Compensation Committee and the Board of Directors believe that purchase prices as low as 30% of the fair market value of the shares may be appropriate to enable participants to retain more shares and become long-term stockholders. In practice, the Company for the last several years has issued very few Awards of restricted stock for less than 30% of fair market value. In general, those Awards were issued to persons as an incentive to join the Company.

     Restrictions on purchase restricted stock lapse at such time or times and on such conditions as the Compensation Committee may specify at the time of grant. However, not more than 5% of the shares of Common Stock available under the 1999 Equity Incentive Plan will be awarded as purchase restricted stock with restrictions scheduled to lapse faster than ratably over a three-year period from the date of grant. Until the restrictions lapse, shares of restricted stock are non-transferable. Recipients of purchase restricted stock have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject only to the conditions and restrictions generally applicable to restricted stock or specifically set forth in the instrument evidencing the Award.

     Stock Options. Stock options enable the participant to purchase shares of Common Stock at a price specified by the Committee at the time the Award is made. The 1999 Equity Incentive Plan permits the granting of non-transferable stock options that qualify as incentive stock options under Section 422 of the Internal Revenue Code ("incentive options" or "ISOs") and non-transferable stock options that do not so qualify ("non-statutory options"). The exercise price of all stock options will be determined by the

Compensation Committee and, except for Substitute Awards, will not be less than the fair market value of a share of the Common Stock at the time of grant unless the Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus. The Compensation Committee will determine when an option may be exercised and its term, which may not exceed ten years.

     Appreciation Rights. The Compensation Committee may also grant non-transferable appreciation rights ("Appreciation Rights"), which may be either standard stock appreciation rights or performance appreciation rights. Upon exercise of a stock appreciation right, the holder is entitled to receive an amount, in cash or shares of Common Stock (as determined by the Compensation Committee), equal to the fair market value of a share of Common Stock on the date of exercise (increased, if the Compensation Committee provides, by the value of dividends on the Common Stock), less the fair market value on the date the right is granted. A performance appreciation right is a form of stock Appreciation Right pursuant to which the amount the holder is entitled to receive is adjusted upward or downward under rules established by the Compensation Committee to take into account the performance of the Common Stock over a period of time in relation to the performance of a selected group of stocks or a stock index, or to take into account other criteria selected by the Compensation Committee to reflect the true performance of the Common Stock of the Company. Appreciation Rights may be granted separately from or in tandem with the grant of an option.

     Performance Awards. A performance award entitles the recipient to receive, without payment, an amount in cash or shares of Common Stock or a combination thereof following the attainment of performance goals ("Performance Award"). The Compensation Committee determines the performance goals, period or periods during which performance is to be measured and other applicable terms and conditions of the Award.

     Events Affecting Outstanding Awards. If a participant ceases to be an employee of the Company because of death or total permanent disability: (1) purchase restricted stock held by a participant becomes immediately free of restrictions; (2) stock options and Appreciation Rights held by a participant become immediately exercisable and continue to be exercisable until the third anniversary of the date such employment ended or, if earlier, the date on which the Award would have terminated if the participant had remained an employee; and
(3) any payment or benefit under a Performance Award to which such participant has not become irrevocably entitled will be forfeited and the Award canceled unless otherwise provided in the instrument evidencing the Award or unless the Committee otherwise agrees.

     If a participant ceases to be an employee of the Company for any reason other than as specified in the preceding paragraph, except as otherwise determined by the Committee in any particular case: (1) purchase restricted stock held by a participant must be transferred to the Company at a price equal to the purchase price originally paid by the participant; (2) stock options and Appreciation Rights not exercisable when employment ended will terminate; (3) stock options and Appreciation Rights which were exercisable will continue to be exercisable until the earlier of the date which is three months after the participant's employment ended and the date on which the Award would have terminated if the participant had remained an employee; and (4) any payment or benefit under a Performance Award to which the participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award.

     Dividends and Deferrals; Nature of Rights as Stockholders Under the 1999 Equity Incentive Plan. Except as specifically provided by the 1999 Equity Incentive Plan, the receipt of an Award will not give a participant rights as a stockholder; the participant will obtain such rights, subject to any limitations imposed by the plan or the instrument evidencing the Award, upon actual issuance of Common Stock. However, the Compensation Committee may, on such conditions as its deems appropriate, provide that a participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Common Stock subject to the participant's Award had such stock been outstanding. The Compensation Committee may also provide for payment to the participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the participant.

     Adjustments for Stock Dividends, etc. The Compensation Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the 1999 Equity Incentive Plan and to outstanding Awards to reflect stock dividends, stock splits, and similar events. The Committee may also make appropriate adjustments to take into account material changes in law or accounting matters or certain other corporate changes or events.

     Amendment and Termination. The Compensation Committee may at any time discontinue granting Awards under the 1999 Equity Incentive Plan. The Board of Directors may at any time or times amend the 1999 Equity Incentive Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the plan as to any further grants of Awards, provided that no such amendment will, without the approval of the stockholders of the Company, increase the maximum number of shares of Common Stock available under the Plan, extend the time within which Awards may be granted, or amend the provisions of the 1999 Equity Incentive Plan relating to amendments. No amendment or termination of the 1999 Equity Incentive Plan may adversely affect the rights of a participant under any previously granted Award.

     Change in Control Provisions. The 1999 Equity Incentive Plan provides that in the event of a "Change in Control" (as defined in Exhibit A to that plan):
(a) purchase restricted stock will immediately become free of all restrictions and conditions; (b) each outstanding stock option and Appreciation Right will immediately become exercisable in full; (c) conditions on other Awards that relate solely to the passage of time and continued employment will be removed but other conditions will continue to apply unless otherwise provided in the instrument evidencing the Awards or by agreement between the Company and the participant; and (d) unless otherwise provided in the Award, during the 60-day period following the Change in Control, a participant holding a stock option or an Appreciation Right will have the right to surrender all or part of his or her Award to the Company and receive a cash payment equal, in general, to the difference between (i) the exercise price and (ii) the value of the Common Stock determined by reference to the highest reported value of the Common Stock in the 60-day period ending on the date of the Change in Control or, if higher, the highest price paid for the stock by certain persons described in the definition of the term "Change in Control".

     Stock Withholding. In the case of an Award under which Common Stock may be delivered, the Compensation Committee may permit the participant or other appropriate person to elect to have the Company withhold from the shares to be delivered, or to deliver to the Company, shares of Common Stock having a value sufficient to satisfy any Federal, state and local withholding tax requirements.

     Payment for Stock; Loans. The Compensation Committee may permit participants to pay for Common Stock to be issued under the 1999 Equity Incentive Plan with promissory notes, and may authorize loans to participants of amounts to be paid as withholding taxes in connection with the grant, exercise or vesting of an Award.

     Tax Aspects Under the U.S. Internal Revenue Code

     Purchase Restricted Stock. A recipient of purchase restricted stock generally will be subject to tax at ordinary income rates on the fair market value of the stock at the time the stock is either transferable or is no longer subject to forfeiture, minus any amount paid for such stock. However, a recipient who makes a proper election under Section 83(b) of the U.S. Internal Revenue Code will realize ordinary income on the date of issuance equal to the fair market value of the restricted stock at the time of issuance (measured as if the stock were unrestricted and could be sold immediately), less any amount paid for such stock. Upon sale of the stock after the forfeiture period has expired, the holding period to determine whether the recipient has long-term or short-term capital gain or loss begins when the restriction period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)). The Company will generally be entitled to a deduction equal to the income recognized.

     Incentive Options. No taxable income is realized by the participant upon the grant or exercise of an ISO. However, the exercise of an ISO may result in alternative minimum tax liability for the participant. If no disposition of the shares of Common Stock issued to a participant pursuant to the exercise of an ISO is made by the participant within two years from the date of grant or within one year after the transfer of such shares to the participant, then upon the sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Company for Federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Company will be entitled to deduct such amount. Any further gain realized will be taxed as a short-term or long-term capital gain and will not result in any deduction by the Company. Special rules will apply where all or a portion of the exercise price of the ISO is paid by tendering shares of Common Stock.

     If an ISO is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-statutory stock option. Generally, an ISO will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (one year following termination of employment by reason of total and permanent disability), except in certain cases where the ISO is exercised after the death of the participant.

     Non-statutory Options. With respect to non-statutory stock options under the 1999 Equity Incentive Plan, no income is realized by the participant at the time the option is granted. Generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise, and the Company receives a tax deduction for the same amount. At disposition, any appreciation or depreciation after the date of exercise is treated either as a short-term or long-term capital gain or loss depending on how long the shares have been held.

     Appreciation Rights and Performance Awards. No income will be realized by a participant in connection with the grant of an Appreciation Right or a Performance Award. When the Appreciation Right is exercised or the Performance Award is paid, the participant will generally be required to include as taxable ordinary income in the year of such exercise or payment an amount equal to the amount of cash received and the fair market value of any stock received. The Company will generally be entitled to a deduction for Federal income tax purposes at the same time equal to the amount includable as ordinary income by such participant. The capital gain or loss holding period for any Common Stock distributed will begin when the recipient recognizes ordinary income in respect of that distribution.

     Dividends. Dividends paid on Common Stock (including restricted stock) will be taxed at ordinary income rates. Generally, the Company will not be entitled to any deduction for dividends. However, dividends paid with respect to purchase restricted stock as to which the participant has not elected immediate recognition of income under Section 83(b), will be treated as additional compensation deductible by the Company at such time as the dividends are included in the participant's income.

     Payments in Respect of a Change in Control. The 1999 Equity Incentive Plan provides for acceleration or payment of Awards in the event of a Change in Control as defined in the 1999 Equity Incentive Plan. Such acceleration or payment may cause the consideration involved to be treated in whole or in part as "parachute payments" under the Internal Revenue Code. Acceleration of benefits under other Company stock and benefit plans and severance contracts with employees upon a Change in Control could also be "parachute payments." Any such "parachute payments" which are determined to be "excess parachute payments" will be non-deductible to the Company and the recipient will be subject to a 20% excise tax on all or part of such payments.

     Section 162(m) Limitations. Deductions by the Company with respect to Awards to certain executive officers of the Company may be limited by the so-called one million dollar cap under Section 162(m) of the Internal Revenue Code of 1986, as amended.

     The foregoing is a summary of the principal current Federal income tax consequences of transactions under the 1999 Equity Incentive Plan. It does not describe all Federal tax consequences under the 1999 Equity Incentive Plan, nor does it describe state, local or foreign tax consequences.

     The Board of Directors of the Company recommends a vote FOR the adoption of the 1999 Equity Incentive Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the adoption of the 1999 Equity Incentive Plan.

     An affirmative vote in favor of the 1999 Equity Incentive Plan by a majority of the votes properly cast is required for adoption of that plan.

ITEM 3. -- APPROVAL OF SHORT-TERM INCENTIVE COMPENSATION PLAN

     General

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), a publicly-held corporation is generally not entitled to a tax deduction with respect to any fiscal year for compensation in excess of $1 million (the "Cap") paid to its chief executive officer and its next four most highly paid executives in office at the end of such year unless such compensation is "qualified performance-based compensation." Qualified performance-based compensation is compensation that is payable solely upon the attainment of one or more performance goals established by a committee of "outside directors," as defined in Section 162(m). Moreover, the material terms of the performance goal(s), including the maximum amount payable to an individual (or the formula for determining that amount) must be approved by the corporation's stockholders.

     On November 12, 1998, the Compensation Committee of the Company's Board of Directors, which consists entirely of outside directors, approved the Short-Term Incentive Compensation Plan (the "STIC Plan"). The STIC Plan is intended to satisfy the applicable provisions of, and is being submitted to stockholders pursuant to, Section 162(m). Unless the STIC Plan is approved at the Annual Meeting, no more persons will be designated as participants in the STIC Plan and no more Potential Awards (as defined below) will be determined after the Annual Meeting, and any Potential Awards made under the STIC Plan prior to the Annual Meeting will lapse.

     The STIC Plan will provide incentives for certain senior executives of the Company to achieve a sustained, high level of financial performance for the Company, while enhancing the Company's ability to deduct the cost of such incentives for tax purposes. Accordingly, the Board of Directors believes that approval of the STIC Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve its adoption.

     The Board of Directors recommends a vote FOR Item 3.

     Summary of Short-Term Incentive Compensation Plan

     The full text of the STIC Plan is set forth in Exhibit B, attached hereto. The following description of certain features of the STIC Plan is qualified in its entirety by reference to the full text of the plan. Capitalized terms used in this description have the same meaning as defined in the STIC Plan.

     Administration; Eligible Employees. The STIC Plan is administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an outside director, by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are outside directors (such committee or subcommittee referred to in this description as the "Committee"). The Committee shall interpret the STIC Plan, although it may delegate to management non-discretionary administrative functions. Only officers of the Company are eligible to participate in the STIC Plan.

     Determination of Awards. Under the STIC Plan, the amount available for awards (the "Award Pool") in a given fiscal year (an "Award Year") shall be 10% of the amount, if any, by which the Company's Adjusted Net Income for the Award Year exceeds 10% of Average Stockholders' Equity, as more fully described in Exhibit B hereto. Within 90 days of the beginning of each Award Year, the Committee will select, from among the Company's officers, those persons who will participate in the STIC Plan for the Award Year and designate for each such participant a specific percentage of the Award Pool as such participant's potential award (a "Potential Award"). When the Company's financial results for a given Award Year have been determined, the Committee will determine, and certify in writing, (i) the dollar amount of the Award Pool, (ii) the dollar amount of the Potential Award for each participant, and (iii) the actual award, if any, for each participant. In determining the actual award for a given participant, the Committee may exercise discretion to reduce (but not increase) the award from the dollar amount of the Potential Award for such participant. The Committee may base such reduction on the Company's financial performance, the participant's performance, and competitive compensation levels. No such reduction may be used to increase any other participant's award, and the unused portion of the Award Pool for an Award Year, if any, will not be carried over to any other Award Year. All awards shall be paid in cash.

     Awards under other Plans. Except in those circumstances described in the following sentence, nothing in the STIC Plan limits the Company's ability to make any award to any person (including a participant in the STIC Plan) under any other plan or arrangement or on an ad hoc basis. The Company may not make an award under another plan or arrangement or on an ad hoc basis to a participant in the STIC Plan where such other award is designed to compensate a participant in the STIC Plan if, and to the extent that, as a result of the Company's performance, his or her Potential Award or actual award does not reach a particular level.

     Termination of Employment. If a participant in the STIC Plan is not employed by Company on September 30 of an Award Year, he or she will not receive an award for that Award Year, except that if the participant's employment terminated because of death or disability, the Committee has the discretion to authorize payment of an award to such participant or such participant's estate at the time the other awards are paid for that Award Year.

     Plan Benefits

     At this point it is impossible to determine those people who will be participants in the STIC Plan beyond the 1999 Award Year, and the amounts that will be received by participants in respect of the 1999 Award Year and future Award Years. The table below shows the amounts that would have been paid under the STIC Plan to the Company's chief executive officer and its four most highly compensated officers, other than the chief executive officer, in respect of fiscal year 1998 if the STIC Plan had then been in effect. Because participants in the STIC Plan for a given Award Year must be selected by the Committee with respect to that Award Year, the table below assumes (i) that those people listed would have been selected by the Committee as participants in the STIC Plan for the 1998 Award Year, (ii) that their respective Potential Awards for 1998 would have been the same as for 1999 and (iii) that the Committee did not exercise its discretion to reduce the amount paid.

                                                   HYPOTHETICAL POTENTIAL
               NAME AND POSITION                 AWARD FOR FISCAL YEAR 1998
               -----------------                 --------------------------
Samuel W. Bodman, Chairman and
  Chief Executive Officer......................          $1,164,900

Kennett F. Burnes, President and Chief
  Operating Officer............................          $  931,920

Robert L. Culver, Executive Vice President
  and Chief Financial Officer..................          $  465,960

William P. Noglows, Executive Vice
  President....................................          $  465,960

Donald R. Young, Executive Vice
  President....................................          $  465,960

Available Pool.................................          $4,659,600

     Tax Aspects Under the U.S. Internal Revenue Code

     A participant in the STIC Plan generally will be subject to tax at ordinary income rates on the amount of the award at the time the award is paid, and the Company will be entitled to a tax deduction for the amount of the award. The Company will deduct any required withholding taxes from the payments made under the STIC Plan. The foregoing summary of the principal current Federal income tax consequences relating to awards under the STIC Plan does not describe all Federal tax consequences, or any local, state or foreign tax consequences, associated with the STIC Plan.

     The Board of Directors of the Company recommends a vote FOR the approval of the Short-Term Incentive Compensation Plan. Proxies solicited on behalf of the Board of Directors will be voted in accordance with the specifications made on the form of proxy. Where no specification is made, proxies will be voted FOR the approval of the Short-Term Incentive Compensation Plan.

     An affirmative vote in favor of the Short-Term Incentive Compensation Plan by a majority of the votes properly cast is required for approval of the STIC Plan.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS AND PERSONS OWNING MORE THAN FIVE PERCENT OF COMMON STOCK

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of November 30, 1998 (including shares of Common Stock subsequently issued to the trustee of the Savings Plan for Company contributions accrued as of that date) by (a) each person known by the Company to own beneficially more than 5% of its Common Stock, (b) each director of the Company and each of the executive officers named in the Summary Compensation Table below, and (c) all current directors and executive officers as a group. The number of shares of Common Stock shown as beneficially owned by State Street Bank and Trust Company includes shares issuable upon conversion of Convertible Preferred Stock held by that bank as trustee of the Employee Stock Plan (the Employee Stock Plan and the Savings Plan referred to collectively herein as the "Plans"). The number of shares of Common Stock shown for each person who is a participant in the Plans includes shares issuable upon conversion of shares of Convertible Preferred Stock allocated to such participant's account under the Employee Stock Plan, as well as the shares issuable upon the exercise of stock options (see note 9 below). The shares of Common Stock allocated to the accounts of named participants in the Plans constitute less than 1% of the Common Stock of the Company and the shares of Convertible Preferred Stock allocated to the accounts of named participants in the Employee Stock Plan constitute less than 1% of the Convertible Preferred Stock of the Company (see note 1 below).

                                      VOTING POWER          INVESTMENT POWER
                                  ---------------------   ---------------------               PERCENT
              NAME                  SOLE       SHARED       SOLE       SHARED       TOTAL     OF CLASS
------------------------------------------------------------------------------------------------------
Holders of More than Five
-------------------------
  Percent of Common Stock
  -----------------------
  State Street Bank and
     Trust Company
     225 Franklin Street
     Boston, MA.................    731,969   9,240,536     505,715   9,476,690   9,982,405(1)  13.67
  FMR Corp.
     82 Devonshire Street
     Boston, MA.................    471,800      -0-      5,562,500      -0-      5,562,500      8.28

Directors and Executive Officers
--------------------------------
  Samuel W. Bodman..............  1,186,035       2,790   1,186,035       2,790   1,362,161(2)   2.02
  Jane C. Bradley...............    119,480   2,210,758     119,480   2,210,758   2,330,238(3)   3.47
  Kennett F. Burnes.............    357,011      -0-        357,011      -0-        493,019(4)      *
  John G.L. Cabot...............  1,784,218   1,365,809   1,784,218   1,365,809   3,150,027(5)   4.69
  John S. Clarkeson.............      1,000       2,000       1,000       2,000       3,000         *
  Robert L. Culver..............     60,976      -0-         60,976      -0-         60,976         *
  Arthur L. Goldstein...........      5,000      -0-          5,000      -0-          5,000         *
  Robert P. Henderson...........     17,200      -0-         17,200      -0-         17,200         *
  Arnold S. Hiatt...............     13,039      -0-         13,039      -0-         13,039         *
  Gautam S. Kaji................        200      -0-            200      -0-            200         *
  Roderick C.G. MacLeod.........     35,000      10,000      35,000      10,000      45,000         *
  John H. McArthur..............      9,234      -0-          9,234      -0-          9,234         *
  William P. Noglows............     84,466      -0-         84,466      -0-         93,302(6)      *
  John F. O'Brien...............     13,600      -0-         13,600      -0-         13,600         *
  David V. Ragone...............     16,000      37,600      16,000      37,600      53,600(7)      *
  Charles P. Siess, Jr..........     16,268      -0-         16,268      -0-         16,268         *
  Morris Tanenbaum..............     47,256      -0-         47,256      -0-         47,256         *
  Lydia W. Thomas...............      6,400      -0-          6,400      -0-          6,400         *
  Mark S. Wrighton..............      2,600      -0-          2,600      -0-          2,600         *

                                      VOTING POWER          INVESTMENT POWER
                                  ---------------------   ---------------------               PERCENT
              NAME                  SOLE       SHARED       SOLE       SHARED       TOTAL     OF CLASS
------------------------------------------------------------------------------------------------------
  Donald R. Young...............     92,185      -0-         92,185      -0-        100,985(8)      *
  All directors, nominees and
     executive officers as a
     group
     (25 persons)...............  4,113,568   2,650,055   4,113,568   2,650,055   7,119,603(9)  10.53

---------------
  * Less than one percent.

(1) Shares of Common Stock shown as being beneficially owned by the State Street Bank and Trust Company include: (i) 1,708,369 shares of Common Stock held as trustee of the Savings Plan; and (ii) 191,888 shares of Common Stock, and 5,818,679 additional shares of Common Stock issuable upon conversion of 66,522 shares of Convertible Preferred Stock (100% of the class), held as trustee of the Employee Stock Plan.

(2) Includes 173,336 shares of Common Stock which Mr. Bodman has the right to acquire pursuant to stock options and 2,790 shares as to which beneficial ownership is disclaimed.

(3) Includes 2,210,758 shares as to which beneficial ownership is disclaimed, and 982,902 shares as to which voting power is shared with John G.L. Cabot and which are reflected in the aggregate number of shares owned beneficially by Mr. Cabot (see note 5 below).

(4) Includes 136,008 shares of Common Stock which Mr. Burnes has the right to acquire pursuant to stock options.

(5) Includes 1,365,809 shares as to which beneficial ownership is disclaimed, and 982,902 shares as to which voting power is shared with Jane C. Bradley and which are reflected in the aggregate number of shares owned beneficially by Ms. Bradley (see note 3 above).

(6) Includes 8,836 shares of Common Stock which Mr. Noglows has the right to acquire pursuant to stock options.

(7) Includes 12,000 shares as to which beneficial ownership is disclaimed.

(8) Includes 8,800 shares of Common Stock which Mr. Young has the right to acquire pursuant to stock options.

(9) Shares of Common Stock shown as being beneficially owned by directors and executive officers as a group include: (i) 350,980 shares which such individuals have the right to acquire pursuant to stock options; (ii) 119,222 shares held for their benefit by the State Street Bank and Trust Company as trustee of the Savings Plan; (iii) 37,924 shares of Common Stock (including 33,658 shares issuable upon conversion of 385 shares of Convertible Preferred Stock) held for their benefit by the State Street Bank and Trust Company as trustee of the Employee Stock Plan; and (iv) 3,591,357 shares of Common Stock as to which beneficial ownership is disclaimed.

EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION TABLE

     The Summary Compensation Table provides certain compensation information for the Chief Executive Officer of the Company and the four other most highly compensated executive officers of the Company who were employed by the Company on September 30, 1998, for services rendered by them during fiscal years 1998, 1997 and 1996. The information includes base salaries, bonuses and long-term compensation grants made to each such executive officer in respect of those years as well as information regarding the value of certain other compensation reportable for such executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                  LONG-TERM
                                                                 COMPENSATION
                                                ANNUAL              AWARDS
                                             COMPENSATION        ------------     ALL OTHER
                                         --------------------     RESTRICTED     COMPENSATION
       NAME & PRINCIPAL                   SALARY      BONUS         STOCK        ------------
           POSITION             YEAR       ($)         ($)          ($)(1)          ($)(2)
---------------------------------------------------------------------------------------------
Samuel W. Bodman                1998     $731,250    $750,000     $2,330,735       $210,007
     Chairman of the            1997     $675,000    $500,000     $1,146,000       $219,170
     Board and Chief            1996     $675,000    $650,000     $1,281,752       $135,101
     Executive Officer

Kennett F. Burnes               1998     $512,500    $500,000     $1,377,253       $139,045
     President and Chief        1997     $475,000    $300,000     $  716,250       $140,655
     Operating Officer          1996     $475,000    $375,000     $  801,095       $106,210

Robert L. Culver                1998     $318,750    $200,000     $  688,627       $ 60,105
     Executive Vice             1997(3)  $150,000    $ 75,000     $  608,813       $ 19,146
     President and              1996           --          --             --             --
     Chief Financial Officer

William P. Noglows              1998     $283,750    $200,000     $  582,684       $ 46,409(4)
     Executive Vice             1997     $231,250    $165,000     $  322,313       $ 41,231
     President                  1996     $212,500    $140,000     $  224,307       $ 32,007

Donald R. Young                 1998     $293,750    $200,000     $  582,684       $ 48,444
     Executive Vice             1997     $268,750    $150,000     $  322,313       $ 45,754(5)
     President                  1996     $250,000    $160,000     $  320,438       $ 33,034(5)

---------------

(1) The value of the shares of restricted stock set forth in the Table was determined based upon the fair market value of such shares on the date of grant less the amount paid by the named executive officer to the Company for such shares. The following named executive officers were granted the following shares of restricted stock in May 1998 under the Company's 1996 Equity Incentive Plan: Mr. Bodman: 110,000 shares; Mr. Burnes: 65,000 shares; Mr. Culver: 32,500 shares; Mr. Noglows: 27,500 shares; and Mr.
    Young: 27,500 shares.

    The number of shares and value (calculated at fair market value as of September 30, 1998 ($24.9375 per share), less the amount paid by the named executive officer) of all restricted stock of the Company held by the named executive officers on September 30, 1998 (including the shares referred to in the column headed "Restricted Stock"), were as follows: Mr. Bodman:
    270,000 shares ($3,560,871); Mr. Burnes: 165,000 shares ($2,184,998); Mr.
    Culver: 55,000 shares ($745,377); Mr. Noglows: 64,000 shares ($843,150); and
    Mr. Young: 70,000 shares ($928,687).

    Except for a portion of Mr. Culver's 1997 restricted stock award (see note 3 below), the restricted stock set forth in the Table vests, in whole, three years from the date of grant. In accordance with the Company's long-term incentive compensation program under the 1996 Equity Incentive Plan, each of the named individuals paid to the Company 40% of the fair market value of the shares of stock awarded in 1996, 1997 and 1998 and listed in this footnote on the date of grant, except for a portion of Mr. Culver's 1997 restricted stock award (see note 3 below). Some of the funds for the payment for restricted stock were borrowed from Merrill Lynch Bank & Trust Co. (the "Bank") by all of the named executive officers under a loan facility available to all recipients of restricted stock grants under this program. The recipients, including the named executive officers, borrowing funds from that Bank are obligated to pay interest on the loans at the prime rate and to repay the funds borrowed. Shares purchased with borrowed funds must be pledged to the Bank as collateral for the loans when the restrictions lapse. The Company also guarantees payment of the loans in the event the recipients fail to honor their obligations. Dividends are paid on the shares of restricted stock.

(2) The information in the column headed "All Other Compensation" includes matching contributions to the Savings Plan and accruals under a supplemental retirement incentive savings plan (collectively, the "CRISP") for fiscal year 1998 and contributions to the Employee Stock Plan and accruals under a supplemental employee stock ownership plan (collectively, the "ESOP") for fiscal year 1998 on behalf of the named executive officers in the following amounts: Mr. Bodman: CRISP: $69,259, ESOP: $140,748; Mr. Burnes: CRISP:
    $45,704, ESOP: $93,341; Mr. Culver: CRISP: $13,786, ESOP: $46,319; Mr.
    Noglows: CRISP: $20,555, ESOP: $25,854; and Mr. Young: CRISP: $22,852, ESOP:
    $25,592. The supplemental retirement incentive savings plan and supplemental employee stock ownership plan were established by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under the Employee Retirement Income Security Act of 1974 ("ERISA") and the Internal Revenue Code (the "Code") prevent participants in the Savings Plan or the Employee Stock Plan from receiving some of the benefits provided under those qualified plans. Also included in the amounts shown above are accruals for an additional benefit under the supplemental employee stock ownership plan equal to the total benefit each of Messrs. Bodman, Burnes and Culver and would have accrued for the fiscal year under the Employee Stock Plan if the limitations of ERISA and the Code were not applicable.

    The Company provides executive officers and other managers, including the named executive officers, with death benefit protection in the amount of three times their salaries, including $50,000 of group life insurance coverage. No amount has been included in the column headed All Other Compensation for this benefit because no amount was accrued by the Company for the benefit and the benefit, other than the group life insurance (which is available to all employees in amounts determined by the level of their salaries), is not funded by insurance on the lives of any of the named executive officers. The Company's cost of the program generally is funded by insurance on the lives of various other present and former employees of the Company. The value of this benefit, based upon the taxable income it would constitute if it were insurance, does not exceed approximately $31,000 per year for any named executive officer.

(3) Mr. Culver became an employee of the Company on April 1, 1997. Of the 32,500 shares of restricted stock granted to Mr. Culver in 1997, 15,000 (the "Sign-On Shares") were granted to him for no cash purchase price in connection with his commencing employment with the Company; the value of the Sign-On Shares at the time of grant was $358,125. As of September 30, 1998, 10,000 of the Sign-On Shares had vested; the remaining 5,000 shares are scheduled to vest on April 1, 1999.

(4) This amount does not include approximately $73,000 of relocation expenses paid by the Company to Mr. Noglows in connection with his relocation from Illinois to Massachusetts.

(5) These amounts do not include payments of $198,715 and $150,252 made to Mr. Young in fiscal years 1997 and 1996, respectively, in connection with his assignment in Pacific Asia. These relocation and expatriate equalization payments were made pursuant to the Company's expatriate policy. Portions of those payments relate to prior years' taxes.

     AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the exercise of stock options by named executive officers during fiscal 1998, the number of unexercised stock options held by each named executive officer on September 30, 1998, and the value of the unexercised in-the-money options at that date. The options shown in the table were granted during the years 1988 through 1991 and vested in equal amounts over a period of four years from the date of grant. All outstanding options were vested as of September 30, 1998, and, therefore, are currently exercisable.

                                                                                                  VALUE OF
                                                                           NUMBER OF             UNEXERCISED
                                                                          SECURITIES            IN-THE-MONEY
                                                                          UNDERLYING             OPTIONS AT
                                     SHARES ACQUIRED      VALUE       UNEXERCISED OPTIONS          FISCAL
                                     ON EXERCISE(#)    REALIZED($)   AT FISCAL YEAR-END(#)     YEAR-END($)(1)
                                     ---------------   -----------   ---------------------    -----------------
NAME                                                                      EXERCISABLE            EXERCISABLE
---------------------------------------------------------------------------------------------------------------
Samuel W. Bodman...................      --                --               173,336               2,976,288
Kennett F. Burnes..................      53,336         1,575,077           136,008               2,247,456
Robert L. Culver...................      --                --                     0                       0
William P. Noglows.................      --                --                 8,836                 152,049
Donald R. Young....................      --                --                 8,800                 149,050

---------------

(1) The value of unexercised in-the-money options at September 30, 1998, was determined by taking the difference between the fair market value of Cabot Common Stock on September 30, 1998 ($24.9375 per share) and the option exercise price, multiplied by the number of shares underlying such options at that date. The values have not been realized and may not be realized. The options have not been exercised and may never be exercised. In the event the options are exercised, their value will depend upon the fair market value of the underlying Cabot Common Stock on the date of exercise.

     PENSION PLAN TABLE

     Under the Cash Balance Plan (the "Plan"), for each year beginning with the Plan year commencing October 1, 1988, the Company provides participants, including the executive officers named in the Summary Compensation Table, with annual pay-based credits of 3% of eligible compensation during the first five years of service, 3.5% for the next five years and 4% after 10 years of service plus additional credits of 2% of earnings in excess of the Social Security Wage Base. All balances in the accounts of participants are credited with interest at the one-year U.S. Treasury bill rate determined as of November of the previous year until the participants commence receiving benefit payments. For the Plan year 1998, the interest rate was 5.46%. At retirement, participants eligible for benefits may receive the balance standing in their account in a lump sum or as a monthly pension having equivalent actuarial value. Benefits for service through September 30, 1988 are based on the Plan formula then in effect, and have been provided for through the purchase of a group annuity contract issued by an insurance company.

     The Pension Plan Table appearing below sets forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity at age 65 under the Plan and the supplemental cash balance plan (collectively the "CBP"). The supplemental cash balance plan was created by the Company to provide benefits to executive officers and other officers and managers of the Company in circumstances in which the maximum limits established under ERISA and the Code prevent participants from receiving some of the benefits provided under the Plan, a qualified plan. In addition to the supplemental benefit relating to such limits, Messrs. Bodman, Burnes and Culver each accrued an additional benefit under the supplemental cash balance plan equal to the total benefit each would have accrued for the fiscal year under the Plan if such limitations were not applicable. The amounts set forth in the following table assume that Messrs. Bodman, Burnes, Culver, Noglows and Young each continue to be employed by the Company until age 65 at his annual base salary at September 30, 1998 and with an annual bonus equal to the average of his annual bonuses for fiscal years 1996, 1997 and 1998. The definition of "compensation" in the Plan was amended effective July 1, 1996 to include bonuses.

                               PENSION PLAN TABLE

                                                   ANNUAL BENEFIT
                         EXECUTIVE OFFICER            PAYABLE
                  -----------------------------------------------
                  Samuel W. Bodman...............     $265,100
                  Kennett F. Burnes..............     $261,900
                  Robert L. Culver...............     $136,400
                  William P. Noglows.............     $211,400
                  Donald R. Young................     $186,900

     EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     None of the executive officers named in the Summary Compensation Table has an employment agreement with the Company.

     All of the executive officers named in the Summary Compensation Table participate in benefit plans sponsored by the Company including the CBP, CRISP, ESOP and the 1996 Equity Incentive Plan. Each of those plans provides that upon the occurrence of a change in control, any benefits granted or contributed by the Company for the benefit of participants, including those executive officers, will vest in such individuals.

     In January 1998, the Board of Directors approved the Cabot Corporation Senior Management Severance Protection Plan (the "Senior Management Plan") and the Cabot Corporation Key Employee Severance Protection Plan (the "Key Employee Plan," and together with the Senior Management Plan, the "Severance Plans"). Under the Severance Plans, in case of a change in control, a participant whose employment with the Company terminates within three years after the change in control, other than for cause, disability, death or certain other specified reasons, is entitled to a severance benefit. Under the Senior Management Plan, the severance benefit is two times the participant's annual cash compensation (salary plus bonus); under the Key Employee Plan, the severance benefit is equal to one times the participant's annual cash compensation. To the extent a participant in either of the Severance Plans is entitled to severance benefits of the type provided under the Severance Plans under any other plan or program provided by the Company or its affiliates, or pursuant to any agreement with the Company or its affiliates, or by law, the provision of such other benefits counts toward the Company's obligation to provide the benefits under the Severance Plans so that the benefits are not duplicative. In addition, a person who is a participant in both Severance Plans shall only receive benefits under the Senior Management Plan. Messrs. Bodman, Burnes, Culver, Noglows and Young are participants in the Senior Management Plan. The Severance Plans were not adopted in response to any particular threat.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of Cabot Corporation is composed of six non-employee directors. It is responsible for, among other matters, establishing policies applicable to the compensation of the Company's executive officers and reporting on such policies to the Board of Directors and stockholders; determining the salaries, incentive compensation and other remuneration of executive officers of Cabot who are directors; and reviewing salaries, compensation and remuneration for all other officers of Cabot. The Committee regularly reviews the effectiveness of the Company's executive compensation practices and revises them as appropriate. This is a report on the compensation philosophy of the Committee and its executive compensation activities during fiscal year 1998.

     Executive Compensation Philosophy

     The Committee's philosophy is to compensate the Company's executive officers based on factors described below in a range that is generally competitive with compensation paid by comparable companies. Certain of the companies compared for compensation purposes are included in the Standard & Poor's Chemicals Index or the Standard & Poor's Specialty Chemicals Index, both of which indices are used in the Performance Graph on page 23. The objectives of the Committee's executive compensation policies are to attract and retain highly qualified executives, motivate them to achieve the business objectives of the Company and link their long-term interests with those of the stockholders.

     The principal components of Cabot's executive compensation are base salary, performance-based annual incentive payments and long-term incentive grants. Base salary is a fixed amount that is the foundation to which performance-based incentive compensation is added as earned. The level of base salary is determined in general by comparing base salaries for similar positions paid by comparable companies but is also set on a basis which enables the Company to offer a total compensation package which will attract and retain key executives. Annual incentive payments are based on an evaluation of performance against objectives which are set at the beginning of each fiscal year and reviewed at its conclusion, with the objective of motivating the executive officers to carry out the Company's annual business plan by rewarding them upon its accomplishment. Long-term incentive grants are intended to promote superior future performance. They are aimed primarily at retaining executives and satisfying the objective of linking executives' long-term interests with those of the stockholders. During the past year each long-term incentive grant involved a specific number of shares of Cabot Common Stock (the "Grant Number"), which the executive officer could elect either to purchase as shares of restricted stock at 40% of the market price of such stock on the date of grant or to receive as a non-qualified stock option for a number of shares of Cabot Common Stock equal to 1.3 times the Grant Number, exercisable at 100% of the market price of such stock on the date of the grant. Both the restricted stock and the stock options are subject to a three-year vesting period, and the benefits of both types of grants (other than dividends paid on the restricted stock) will be forfeited if the executive leaves the Company prior to the end of such three-year period for any reason other than death or disability, unless the Committee, in its sole discretion, determines otherwise.

     The Committee's evaluations of Cabot's executive officers are based on the Committee's review of each officer's performance, responsibilities, achievements in managing his individual business units or staff responsibilities and expectations of future performance. The Committee's evaluations also take into consideration Mr. Bodman's views of the performance of the executive officers other than himself. In 1998, short-term incentive payments for executive officers other than Mr. Bodman were based 50% on meeting corporate financial objectives and 50% on the Committee's evaluations of the performance of a manager measured against objectives in the Company's fiscal 1998 budget, in the fiscal 1998 budget of the business with which the manager was associated and in the Company's long-range plans.

     Chief Executive Officer's Compensation

     The Committee determines Mr. Bodman's compensation level based upon four areas of performance, namely, the Company's financial results, achievement of other previously established non-financial criteria, improvement in the Company's shareholder value and his leadership in advancing the Company into new businesses such as microelectronics materials, inkjet colorants and specialty fluids. For fiscal year 1998, each of those four areas was given approximately equal weight. In comparing Mr. Bodman's performance and responsibilities with those of comparable companies, the Committee identifies companies having similar types of businesses and characteristics and evaluates the compensation practices of those companies compared to the Company's practices. The base salary, incentive payment and long-term incentive grant made to Mr. Bodman as described in this report were made based on the Committee's view of Mr. Bodman's performance as described below. In forming that view, the Committee obtained Board members' evaluations of Mr. Bodman's performance and sought their input on Mr. Bodman's compensation.

     Base Salary. In January 1998, the Committee increased Mr. Bodman's annual salary to $750,000 from the $675,000 level authorized by the Committee in, and in effect since, May 1995. That salary increase reflects the Committee's desire to provide Mr. Bodman with a base salary comparable to the base salaries for chief executive officers at comparable companies. In addition, the Committee considered Mr. Bodman's leadership in the development of the Company's businesses during a period in which the Company's internal organization was shifting.

     Annual Incentive Payment. Mr. Bodman received an annual incentive payment for fiscal year 1998 of $750,000. In determining that payment, the Committee noted that fiscal year 1998 had been a difficult year for the Company because of economic and competitive pressures, particularly in Asia. Nevertheless, the Committee noted that the Company had achieved a return on shareholders' equity before special items of 16%, a level that placed the Company approximately in the middle of the group of comparable companies. The Committee also considered Mr. Bodman's achievements in advancing several new businesses including the Company's microelectronics materials business, its inkjet colorants business and its specialty fluids business. The Committee also regarded the efforts by management to achieve several non-financial objectives including substantial progress in the shift in the Company's organizational structure from its traditional eight businesses to approximately 20 strategic business units. The Committee considered these results highly satisfactory and reflecting very good performance and leadership by Mr. Bodman.

     Long-Term Incentive Grant. The Committee determines long-term incentive grants for the Chief Executive Officer on the basis of his responsibilities, his past performance and his opportunity to affect the future performance of the Company. On this basis, in fiscal year 1998, Mr. Bodman received a grant of 110,000 shares of Cabot Common Stock. Factors considered by the Committee in making that grant included the sound financial and strategic position of the Company and growth of the Company's efforts to advance new products and businesses. Mr. Bodman exercised his grant by purchasing shares of restricted stock.

     One Million Dollar Cap on Deductibility of Compensation

     The Committee reviewed the regulations under Section 162(m) of the Internal Revenue Code, which limit the deductibility of compensation paid by public companies to specified executive officers whose compensation, determined in accordance with Section 162(m), exceeds one million dollars in a particular year. Based on Mr. Bodman's and the other named executive officers' compensation in fiscal 1998, the Committee determined that Section 162(m) is unlikely to have a significant impact on the Company in the near term. Nevertheless, in order to reduce the impact of Section 162(m) in the future, the Committee approved the Short-Term Incentive Compensation Plan, which is intended to comply with the requirements for tax deductibility under Section 162(m) with respect to the annual incentive payments made under this plan. The Short-Term Incentive Compensation Plan will be submitted for stockholder approval at the Company's 1999 Annual Meeting of Stockholders. See "Approval of Short-Term Incentive Compensation Plan," above.

                                                                January 19, 1999
Robert P. Henderson (Chairman)
Arnold S. Hiatt
John H. McArthur
David V. Ragone
Morris Tanenbaum
Mark S. Wrighton

PERFORMANCE GRAPH

     The following graph compares the cumulative return for Cabot Common Stock during the five fiscal years commencing October 1, 1993, with the S&P 500 Stock Index, the S&P Midcap 400 Index, the S&P Specialty Chemicals Index and the S&P Chemicals Index. The graph assumes $100 was invested on October 1, 1993 in Cabot Common Stock and $100 in each of the S&P Indexes. The comparison assumes that all dividends are reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                                 [Line Graph]

                                                                          S&P
                                                                       SPECIALTY         S&P
                            CABOT         S&P 500       S&P MIDCAP     CHEMICALS      CHEMICALS
                         CORPORATION    STOCK INDEX     400 INDEX        INDEX          INDEX
1993                        100.00         100.00         100.00         100.00         100.00
1994                        100.17         103.69         101.60          96.04         131.64
1995                        198.53         134.53         127.78         123.50         156.23
1996                        211.36         161.88         145.67         133.06         201.63
1997                        207.47         227.36         202.63         150.32         263.47
1998                        194.98         247.92         189.86         118.22         236.59

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In May 1998, in connection with the vesting of shares of restricted stock which had been awarded to employees of the Company in 1995 under the 1989 Equity Incentive Plan, the Company purchased an aggregate of 249,646 shares of its Common Stock from certain employees, as a means of enabling those employees to satisfy certain withholding tax and loan obligations which arose from the vesting of such shares. The purchase price paid for each such share of stock was $35.6250, the closing price of the Company's Common Stock on the New York Stock Exchange on May 11, 1998. As part of that transaction, the Company purchased:
31,174 shares from Kennett F. Burnes, President, Chief Operating Officer and a director of the Company; 4,575 shares from Winfred R. Cates, then Senior Vice President of the Company; 3,803 shares from William P. Noglows, Executive Vice President of the Company; 8,114 shares from Robert Rothberg, Vice President and General Counsel of the Company; and 8,106 shares from Donald R. Young, Executive Vice President of the Company.

     In April of 1998, the Company purchased 50,000 shares of the Company's Common Stock for a purchase price of $36.75 per share from the spouse of Jane C. Bradley, a director of the Company. In October 1998, the Company purchased 5,000 shares of the Company's Common Stock for a purchase price of $28.125 per share from Margaret J. Hanratty, Vice President and Treasurer of the Company, and 7,500 shares of the Company's Common Stock for a purchase price of $28.125 per share from Mr. Rothberg. In November 1998, the Company purchased 5,000 shares of the Company's Common Stock for a purchase price of $29.125 per share from Mr. Culver. The price paid for the above shares was the closing price of the Company's Common Stock on the New York Stock Exchange on the date of each respective purchase.

     The Company made a loan to Catharine M. de Lacy, Vice President of the Company, in connection with her relocation to the Boston, Massachusetts area. This note is payable on demand and is interest-free for the first four years. The largest amount outstanding at any one time under this loan during fiscal year 1998, and the amount outstanding on December 31, 1998, was $155,000. The Company made an interest-free loan to William P. Noglows, Executive Vice President of the Company, in connection with his relocation to the Boston, Massachusetts area. The largest amount outstanding at any one time under this loan during fiscal year 1998 was $300,000. As of December 31, 1998, the amount outstanding under this loan was $200,000.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Common Stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with all Section 16(a) reports they file with the SEC.

     The Company was advised by Mr. John G.L. Cabot, a director, that the beneficial ownership of shares of Cabot Common Stock by a trust created in 1995, of which he is a co-trustee, had not been reported in his Form 4 filed for the month of December 1995 and had not been included in subsequent filings; and that acquisitions by that trust in 1996 and 1997 had not been timely reported on a Form 4 and also had not been included in subsequent filings. A corrective report has been filed.

     The Company was also advised by Mr. Winfred R. Cates, then an executive officer, that his beneficial ownership of shares of Cabot Common Stock acquired upon the exercise of a stock option and his simultaneous sale of those shares had not been timely reported on a Form 4. A corrective report has been filed. In addition, Mr. Cates has advised the Company that his sale of certain other shares of Cabot Common Stock was not timely reported on a Form 4. A corrective report has been filed.

FUTURE STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for inclusion in the proxy statement for the 2000 Annual Meeting of Stockholders of the Company must be received by the Company at its offices at 75 State Street, Boston, Massachusetts 02109-1806, by September 21, 1999, and should be sent to the attention of Sarah W. Saunders, Secretary.

SOLICITATION OF PROXIES

     The cost of soliciting proxies in the enclosed form will be borne by the Company. In addition to solicitation by mail, officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile and by telegraph. The Company may request banks and brokers or other similar agents or fiduciaries to transmit the proxy material to the beneficial owners for their voting instructions and will reimburse them for their expenses in so doing. D.F. King & Co., Inc., New York, New York, has been retained to assist the Company in the solicitation of proxies at a fee estimated not to exceed $10,000.

MISCELLANEOUS

     The management does not know of any matters to be presented at the Annual Meeting other than those set forth in the Notice of Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares to which the proxy card relates on such matters in accordance with their best judgment unless otherwise specified in the proxy card.

By order of the Board of Directors,

Sarah W. Saunders
Secretary

Boston, Massachusetts
January 19, 1999

                                                                       EXHIBIT A

                               CABOT CORPORATION

                           1999 EQUITY INCENTIVE PLAN

1.  PURPOSE

     The purpose of this 1999 Equity Incentive Plan (the "Plan") is to advance the interests of Cabot Corporation (the "Company") and its stockholders by enhancing the Company's ability to (a) attract and retain employees who are in a position to make significant contributions to the success of the Company and its subsidiaries; (b) reward employees for such contributions; and (c) encourage employees to take into account the long-term interests of the Company and its stockholders through ownership of shares of the Company's common stock ("Stock").

2.  ADMINISTRATION

     The Plan will be administered by the Compensation Committee or such other committee (the "Committee") of the Board of Directors of the Company (the "Board") as the Board may from time to time designate; provided that any Committee administering the Plan shall consist of at least three directors and shall not include any employees of the Company. The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant awards ("Awards") and determine the terms and conditions of each Award; (b) modify or waive, on a case by case basis, any term or condition of, or compliance by a Participant with any obligation to be performed by him or her under, a previously granted Award; (c) prescribe forms, rules and procedures (which it may vary from time to time) as appropriate for the administration of the Plan; and (d) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties.

3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. No Award may be granted under the Plan after the tenth anniversary of the date on which this Plan was adopted by the Board, but Awards previously granted may extend beyond that date.

4.  SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Section 8.6, the maximum number of shares of Stock that may be delivered under the Plan will be (a) 3,000,000 shares of Stock; plus (b) any shares of Stock issued under the Plan and forfeited; plus (c) without duplication for shares counted under the immediately preceding clause, a number of shares of Stock equal to the number of shares repurchased by the Company in the open market or otherwise and having an aggregate repurchase price no greater than the amount of cash proceeds received by the Company from the sale of shares of Stock under the Plan; plus (d) any shares of Stock surrendered to the Company in payment of the exercise price of Options issued under the Plan. However, in no event shall the Company (a) deliver more than 3,000,000 shares of Stock under the Plan (subject to adjustment pursuant to Section 8.6) to the officers of the Company, (b) issue ISO's (as defined in Section 6.2(a)) under the Plan covering more than 3,000,000 shares of Stock, or (c) issue any Award under the Plan if after giving effect to such Award the aggregate of all outstanding awards under the Plan, the 1996 Equity Incentive Plan, and the Equity Incentive Plan approved by the stockholders of the Company at the 1989 Annual Meeting of Stockholders (i.e., unexercised Options, unvested Purchase Restricted Stock, or other awards that remain subject to the restrictions of the Plan or such other plans) would exceed 9.9% of the total number of shares of Stock at the time outstanding.

     Stock delivered under the Plan may be either from authorized but unissued Stock or from treasury shares.

5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan will be key employees of the Company or any of its subsidiaries ("Employees") who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan is an entity in which the Company owns, directly or indirectly, (a) equity interests possessing 40% or more, but less than a majority, of the total combined voting power of all classes of equity, and which entity the Committee shall have determined is managed as part of one of the Company's core businesses, or (b) equity interests possessing a majority of the total combined voting power of all classes of equity. The Committee will from time to time select the eligible Employees who are to be granted Awards ("Participants"), but no Participant shall receive Awards under the Plan covering more than 1,000,000 shares of Stock (subject to adjustment pursuant to Section 8.6).

6.  TYPES OF AWARDS

     6.1.  RESTRICTED STOCK.

     (a) Nature of Restricted Stock Award. An Award of Restricted Stock entitles the recipient to acquire, at such time or times as the Committee may determine, shares of Stock subject to the restrictions described in paragraph
(d) below ("Restricted Stock") for a consideration which may be either (i) any amount which is not less than 30% of the fair market value of the Stock at the time of grant, or (ii) an amount less than 30% of the fair market value of the Stock at the time of grant if the Committee has expressly determined to grant the discount in accordance with Section 6.5 or in lieu of a comparable amount of salary or cash bonus. However, the number of shares issued at less than 30% of the fair market value in lieu of salary or cash bonus shall be no more than 500,000 shares (subject to adjustment pursuant to Section 8.6).

     (b) Payment for Restricted Stock. An Award of Restricted Stock may permit the Participant to pay some or all of the purchase price thereof, or withholding taxes to be paid by the Participant in connection therewith, in the form of a note from the Participant on such terms as the Committee shall determine. Such terms may include forgiveness of all or a portion of any such note upon such conditions as the Committee may specify. However, if any portion of such a note is to be forgiven on the sole condition that the Participant remain an Employee for a period of time, the portion to be so forgiven shall not be counted for the purposes of Section 6.1(a) as consideration for such Stock.

     (c) Rights as a Stockholder. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Committee at the time of grant.

     (d) Restrictions. The restrictions on each grant of Restricted Stock will lapse at such time or times, and on such conditions, as the Committee may specify. However, not more than 5% of the shares of Stock subject to the Plan shall be awarded with a vesting period less than 3 years from the date of grant, or with no vesting period, or with a vesting schedule that is faster than ratably over a three year period. Except as otherwise specifically provided by the Plan or by the Committee in any particular case, until these restrictions lapse, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, except that Restricted Stock may be pledged as security for the purchase price thereof, or for loans used to fund any or all of the purchase price thereof or withholding taxes paid in connection with the purchase thereof. If the Participant ceases to be an Employee before such restrictions have lapsed, the Company shall have the right to repurchase the Restricted Stock for the amount of consideration (excluding services) it received for the Stock plus, if the Committee shall so determine, an amount equal to the withholding taxes paid in connection with the sale of the Stock, or for such other consideration as the Committee shall determine, including for no consideration if no consideration other than services was paid. The Committee shall not accelerate the time at which the restrictions on all or any part of a grant of Restricted Stock will lapse, except as the Committee may determine to be appropriate in connection with a Participant's termination as an Employee.

     6.2.  OPTIONS.

     (a) Nature of Options. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

     Both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that are not incentive stock options, may be granted under the Plan. Any Option intended to qualify as an incentive stock option will be referred to in the Plan as an "ISO". Once an ISO has been granted, no action by the Committee that would cause the Option to lose its status under the Code as an incentive stock option will be effective without the consent of the Option holder.

     (b) Exercise Price. The exercise price of an Option will be determined by the Committee, but except as provided in Section 6.5 the Committee shall not set the exercise price of an Option at less than the fair market value per share of the Stock at the time the Option is granted unless the Committee expressly determines to grant the discount in lieu of a comparable amount of salary or cash bonus.

     (c) Duration of Options. The latest date on which an Option may be exercised will be the tenth anniversary of the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) Exercise of Options. An Option will become exercisable at such time or times, and on such terms and conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full for the number of shares for which the Option is exercised.

     6.3.  APPRECIATION RIGHTS.

     (a) Nature of Appreciation Rights. An Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     An Appreciation Right may be either a standard Stock Appreciation Right or a Performance Appreciation Right. A Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of (1) the share's fair market value on the date of exercise, increased if the Committee so provides by the value of dividends on the Stock, over (2) its fair market value on the date the Right was granted. A Performance Appreciation Right is a form of Stock Appreciation Right pursuant to which the amount the recipient is entitled to receive is adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index of other stocks or to take into account other criteria determined by the Committee to be appropriate to reflect the true performance of the Stock or the Company.

     Appreciation Rights shall be exercisable at such time or times (not later than ten years from the date of grant), and on such terms, as the Committee may specify.

     (b) Tandem Appreciation Rights. Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. The relationship between an Option and any Tandem Appreciation Rights shall be set forth in the respective instrument for the Option or the Tandem Appreciation Right or both.

     6.4.  PERFORMANCE AWARDS.

     (a) Nature of Performance Awards. A Performance Award entitles the recipient to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), based on one or more measures of performance and/or the attainment of one or more performance goals. Performance measures or goals may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the performance measures and/or goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the Award. The Committee may in its discretion, in order to qualify an Award under Section 162(m) of the Code, or for any other reason, seek Stockholder approval for particular Awards, or a program pursuant to which Awards were or are to be made, and may make any such Awards subject to such approval.

     (b) Other Awards May be Made Subject to Performance Criteria. The Committee may, at the time any Award described in this Section 6 is granted, specify one or more measures of performance and/or the attainment of one or more performance goals to be used in determining one or more terms of the Award or which shall be conditions to the Participant's realization of benefits under all or a portion of the Award.

     6.5.  SUBSTITUTE AWARDS.

     In connection with any acquisition, the Committee may grant Awards to persons who become Employees in connection with such acquisition in substitution for equity incentives held by them in the seller or acquired entity. In such case the Committee may set the prices and other terms of the substitute Awards at such amounts and in such manner as may be appropriate to preserve for the Participants the economic values of the equity incentives for which such Awards are substitutes, or otherwise to provide such incentives as the Committee may determine are appropriate. Any substitute Awards granted under the Plan shall not count toward the share limitations set forth in Section 4, 6.1(a) or 6.1(d).

7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  DEATH AND DISABILITY.

     If a Participant ceases to be an Employee by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

          (a) Subject to paragraph (c) below, each Option and Appreciation Right held by the Participant when his or her employment ended will immediately become exercisable in full and will continue to be exercisable until the earlier of (1) the third anniversary of the date on which his or her employment ended, and (2) the date on which the Award would have terminated had the Participant remained an Employee. If the Participant has died, his or her Award may be exercised within such limits by his or her executor or administrator or by the person or persons to whom the Award is transferred by will or the applicable laws of descent and distribution (the Participant's "legal representative").

          (b) Subject to paragraph (c) below, each share of Restricted Stock held by the Participant when his or her employment ended will immediately become free of the restrictions.

          (c) If when the Participant's employment ended exercise of an Option or Appreciation Right or lapse of restrictions on Restricted Stock was subject to performance or other conditions (other than conditions relating solely to the passage of time and continued employment, which automatically lapse pursuant to Section 7.1(a) or (b)) which had not been satisfied at such time, the Committee may remove or modify such conditions or provide that the Participant will receive the benefit of the Award if and when the conditions are subsequently satisfied. If the Committee does not take such action, however, such Award will terminate as of the date on which the Participant's employment ended as described above.

          (d) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled as of the date on which the Participant's employment ended, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     If a Participant dies after his or her employment has ended but while an Award held by him or her is still exercisable, his or her legal representative will be entitled to exercise such Award until the earlier of (1) the third anniversary of his or her death and (2) the date on which the Award would have terminated had the Participant remained an Employee.

     7.2.  OTHER TERMINATION OF EMPLOYMENT.

     If a Participant ceases to be an Employee for any reason other than those specified in Section 7.1 above, except as otherwise determined by the Committee in any particular case, the following will apply:

          (a) All Options and Appreciation Rights held by the Participant that were not exercisable when his or her employment ended will terminate. Any Awards that were so exercisable will continue to be exercisable until the earlier of (1) the date which is three months after the date on which his or her employment ended and (2) the date on which the Award would have terminated had the Participant remained an Employee.

          (b) All Restricted Stock held by the Participant must be transferred to the Company in accordance with Section 6.1 above.

          (c) Any payment or benefit under a Performance Award to which the Participant has not become irrevocably entitled will be forfeited and the Award canceled, unless otherwise provided in the instrument evidencing the Award or otherwise agreed to by the Committee.

     For purposes of this Section 7.2, an Employee's employment will not be considered to have ended (1) in the case of sick leave or other bona fide leave of absence approved for purposes of the Plan by the Committee, so long as his or her right to reemployment is guaranteed either by statute or by contract, (2) as a result of a reduction in the Company's percentage ownership of the entity employing the Employee, or (3) in the case of a transfer of the Employee to the employment of a person or entity acquiring all or a portion of the business of the Company or any of its subsidiaries.

     7.3  CHANGE IN CONTROL.

     Notwithstanding any other provision of the Plan or of any Award, in the event of a Change in Control as defined in Exhibit A the following will apply:

          (a) Each outstanding Option and Appreciation Right will immediately become exercisable in full.

          (b) Each outstanding share of Restricted Stock will immediately become free of all restrictions and conditions.

          (c) Conditions on Performance Awards which relate solely to the passage of time and continued employment will be removed. Performance or other conditions (other than conditions relating solely to the passage of time and continued employment) will continue to apply unless otherwise provided in the instrument evidencing the Awards or in any other agreement between the Participant and the Company or unless otherwise agreed to by the Committee.

          (d) During the 60-day period following the Change in Control, a Participant holding an Option or an Appreciation Right will have the right (by giving written notice to the Company) to surrender all or part of his or her Award to the Company and receive a cash payment equal to (1) the excess of the value per share of stock (as defined below) on the date of exercise over the exercise price per share, adjusted, in the case of a Performance Appreciation Right to take into account the performance of the Stock in comparison to the other stocks or index specified by the Committee, multiplied by (2) the number of shares subject to the surrendered Award. Such right will not apply to any Option as to which the Committee expressly excludes such right at the date of grant; provided, however, if (i) the Change of Control is a merger to be accounted for as a pooling of interest, (ii) adequate provision is made for all Participants to receive, in substitution for their Awards, awards from the surviving entity in the same form and terms (after giving effect to the foregoing paragraphs (a), (b) and (c)) and with the same economic value as their Awards under the Plan, and (iii) the Committee, in its discretion, determines that the rights to receive cash payment under this paragraph (d) are not in the best interests of the Company, then no Participant shall have the right pursuant to this paragraph (d) to surrender his or her Award to the Company for a cash payment. As used in this paragraph with respect to an election by a Participant to receive cash in respect of an Award which is not an ISO, the term "value per share" will mean the higher of (i) the highest reported sales price, regular way, of a share of Stock on the New York Stock Exchange Composite Transactions Index during the 60-day period ending on the date of the Change in Control and (ii) if the Change in Control is the result of the acquisition of Stock by a "person" (as defined in Exhibit A), the highest price per share of the Stock paid by such person. In the case of an election by a Participant to receive cash in respect of an ISO, however, the term "value" will mean fair market value unless otherwise agreed to by the Participant.

     7.4  MERGERS, CONSOLIDATIONS, ETC.

     In the event of a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all the Company's outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of sale or transfer of all or substantially all of the Company's assets (a "covered transaction"), all outstanding Options and Appreciation Rights may be terminated by the Board as of the effective date of the covered transaction, subject to the following: If the covered transaction follows a Change in Control or would give rise to a Change in Control, no Option or Appreciation Right will be terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (i) the date on which the Award became fully exercisable and (ii) the date on which the Participant received written notice of the covered transaction.

8.  GENERAL PROVISIONS

     8.1.  DOCUMENTATION OF AWARDS.

     Awards will be evidenced by written instruments prescribed by the Company from time to time. Such instruments may be in the form of agreements, to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof and hereof.

     8.2.  RIGHTS AS A STOCKHOLDER; DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for the investment of such amounts on behalf of the Participant.

     8.3.  CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed,
(b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     8.4.  TAX WITHHOLDING.

     The Company will withhold from any payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition of Stock received upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  NONTRANSFERABILITY OF AWARDS.

     Except as otherwise specifically provided by the Committee, no Award may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

     8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution with respect to common stockholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above.

     (b) In any event referred to in paragraph (a) the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provisions of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan, but no such adjustments other than those required by law may adversely affect the rights of any Participant (without the Participant's consent) under any Award previously granted.

     8.7.  EMPLOYMENT RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued employment with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate an employment relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Company to the Employee.

     8.8.  DEFERRAL OF PAYMENTS.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  PAYMENT FOR STOCK; LOANS.

     Stock purchased from the Company under this Plan either as Restricted Stock or on exercise of an Option may be paid for with such legal consideration as the Committee may determine. If and to the extent authorized by the Committee, the Company may permit Participants to pay for Stock with promissory notes, and may make loans to Participants of all or a portion of any withholding taxes to be paid in connection with the grant, exercise or vesting of any Award. Any such extensions of credit may be secured by Stock or other collateral, or may be made on an unsecured basis, as the Committee may determine.

9.  DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     The Committee may at any time discontinue granting Awards under the Plan. The Board may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, (a) increase the maximum number of shares available under the Plan, (b) extend the time within which Awards may be granted, or (c) amend the provisions of this Section 9, and no amendment or termination of the Plan may adversely affect the rights of any Participant (without his or her consent) under any Award previously granted.

                                            CABOT CORPORATION

                                            By
                                             -----------------------------------

                                   EXHIBIT A

                      [TO THE 1999 EQUITY INCENTIVE PLAN]

     A "Change in Control" shall be deemed to have occurred if:

     (a) any "person" as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "1934 Act") (other than (i) the Company,
(ii) any subsidiary of the Company, (iii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of any subsidiary of the Company, or (iv) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Section 13(d) of the 1934 Act), together with all Affiliates and Associates (as such terms are used in Rule 12b-2 of the General Rules and Regulations under the 1934 Act) of such person, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;

     (b) the stockholders of the Company approve a merger or consolidation of the Company with any other company, other than (1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 65% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) after which no "person" (with the method of determining "beneficial ownership" used in clause (a) of this definition) owns more than 25% of the combined voting power of the securities of the Company or the surviving entity of such merger or consolidation; or

     (c) during any period of two consecutive years (not including any period prior to the execution of the Plan), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has conducted or threatened a proxy contest, or has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof; or

     (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

                                                                       EXHIBIT B

                               CABOT CORPORATION
                     SHORT-TERM INCENTIVE COMPENSATION PLAN

     The purpose of this Short-Term Incentive Compensation Plan (this "Plan") is to provide incentives for certain senior executives of Cabot Corporation (the "Company") to achieve a sustained, high level of financial success for the Company. This Plan does that by placing a portion of the senior executives' annual compensation at risk based on Company and individual performance. This Plan is intended to comply with the requirements for tax deductibility imposed by Internal Revenue Code Section 162(m) as in effect from time to time ("Section 162(m)") with respect to Awards paid pursuant to this Plan.

ADMINISTRATION

     This Plan will be administered by the Compensation Committee of the Board of Directors or, if any member of the Compensation Committee is not an "outside director" for the purposes of Section 162(m), by a subcommittee of the Compensation Committee consisting of those members of the Compensation Committee who are "outside directors" for such purposes. The Compensation Committee or subcommittee administering this Plan is referred to herein as the "Committee." The Committee may delegate to management administrative functions that do not involve discretion. The Committee shall have the authority to interpret this Plan, and any interpretation or decision by the Committee with regard to any questions arising under this Plan shall be final and conclusive on all participants in this Plan.

ELIGIBILITY; PARTICIPANTS

     Only officers of the Company shall be eligible to participate in this Plan for any fiscal year of the Company (an "Award Year"). Not later than 90 days after the beginning of each Award Year, the Committee shall (a) select, from among those eligible, the persons who shall participate in this Plan (the "Participants") for the Award Year, and (b) designate for each Participant a specific percentage of the Award Pool as the Participant's potential award (the "Potential Award"). No Participant shall have a Potential Award exceeding 50% of the Award Pool, and the sum of the Potential Awards specified by the Committee for an Award Year shall not exceed 100% of the Award Pool.

FORMULA

     The amount available for Awards under this Plan for each Award Year (the "Award Pool") will be 10% of the amount, if any, by which the Company's Adjusted Net Income for the Award Year exceeds 10% of Average Stockholders' Equity. Adjusted Net Income for an Award Year shall be the consolidated net income of the Company as reported to shareholders in the Company's Annual Report, excluding from the calculation of net income all of the following items to the extent they appear as separate line items in the Company's audited consolidated statement of income appearing in the Annual Report: extraordinary or non-recurring items, changes in tax laws, items relating to discontinued operations, items relating to divested businesses or sales of businesses, restructuring charges, effects of accounting changes and any other special, unusual or non-recurring gain or loss; provided, however, that the Committee may in its discretion include any such item that causes the Award Pool to be reduced. Where any such item to be excluded is stated in the Company's consolidated statement of income as a pre-tax amount, the amount to be excluded shall be adjusted to an after-tax amount using an assumed tax rate (to cover all federal, state and foreign income taxes) equal to the maximum marginal federal income tax rate in effect for US corporations during the Award Year, plus 2%. Average Stockholders' Equity shall be the average of (a) the total stockholders' equity at the end of the Award Year and (b) the total stockholders' equity at the end of the preceding fiscal year (i.e., at the beginning of the Award Year), in each case as reported in the Company's Annual Report.

PAYMENTS

     When the Company's financial results for the Award Year have been determined, the Committee will evaluate the Company's financial results, determine the dollar amounts of the Award Pool and of the Potential

Award and the actual Award, if any, for each Participant, and shall certify its determinations in writing (the "Certification").

     In determining the actual Award to be paid to each Participant, the Committee may exercise discretion to reduce (but not increase) the Award from the amount of the Participant's Potential Award, after taking into account the Company's financial performance, performance of the Participant, and competitive compensation levels. It is expected that the Committee will use its discretion carefully and apply good and rigorous judgment in appraising the performance of the Company and the contributions of each Participant to the Company's performance.

     A reduction in the Award paid to a Participant shall not be available to increase the Award of any other Participant. If the total of the Awards as finally determined for any Award Year is less than the Award Pool, the unused portion of the Award Pool will not be carried over to the next Award Year or be added to any future Award Pool.

     Awards will be paid in cash as soon as practical after the Certification or may, at the election of the Participant and under procedures adopted by the Committee or any deferred compensation plans from time to time in effect and in accordance with the regulations promulgated under Section 162(m), be deferred.

TAX WITHHOLDING

     The Company will deduct any required withholding taxes from the payments under this Plan.

TERMINATION OF EMPLOYMENT

     Any Participant who is not an employee of the Company on September 30 of an Award Year will not receive any Award for that Award Year, except that if a Participant's employment terminates due to death or disability the Committee may at its discretion authorize payment of an Award to such Participant (or his or her estate) at the time other Awards are paid in respect of that Award Year.

NO RIGHT TO AWARDS OR CONTINUED EMPLOYMENT

     No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Award Year be construed as giving a Participant the right to be retained in the employ of the Company for that Award Year or for any other period.

INTERPRETATION AND AMENDMENTS

     This Plan is designed to comply with Section 162(m), and all provisions in this Plan shall be construed in a manner consistent with that intent. The Company's Board of Directors may amend or terminate this Plan at any time, but no amendment shall expand the class of eligible employees or increase either the funding formula for determining the Award Pool or the maximum Award to an individual Participant without the approval of the Company's shareholders. Subject to the foregoing restrictions, this Plan may be amended to add conditions or provisions required, or to remove conditions or provisions no longer required or permitted, by Section 162(m).

     Nothing in this Plan shall be deemed in any way to limit or restrict the Company from making any award to any person (including a Participant in this Plan) under any other plan, arrangement or understanding, whether now existing or hereafter arising, or on an ad hoc basis, except as follows. No award to any Participant in this Plan shall be made under any other plan, arrangement or understanding, or on an ad hoc basis, where the amount of such other award is designed to compensate the Participant if, and to the extent that, as a result of the Company's performance, his or her Potential Award or actual Award under this Plan does not reach a particular level.

PLAN TERM

     This Plan shall be effective as of the date adopted, for the Award Year ending September 30, 1999, subject to receiving shareholder approval at the 1999 Annual Shareholders Meeting, and shall remain in effect for subsequent Award Years until terminated by the Company's Board of Directors.

                                                                  SKU#0928-PS-99

                                      PROXY

CABOT

                                CABOT CORPORATION

                ANNUAL MEETING OF STOCKHOLDERS -- MARCH 11, 1999

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


      The undersigned hereby appoints Samuel W. Bodman, Robert Rothberg and Sarah W. Saunders, and each of them, proxies, with power of substitution, to vote the shares of stock of Cabot Corporation that the undersigned is entitled to vote, as specified on the reverse side of this card, and, if applicable, hereby directs the trustee of the employee benefit plan(s) shown on the reverse side hereof to vote the shares of stock of Cabot Corporation allocated to the account(s) of the undersigned or otherwise that the undersigned is entitled to vote pursuant to such employee benefit plan(s), as specified on the reverse side of this card, at the Annual Meeting of Stockholders of Cabot Corporation to be held on March 11, 1999 at 4:00 p.m., EST, in the Enterprise Room of the State Street Bank and Trust Company on the fifth floor at 225 Franklin Street, Boston, Massachusetts, and at any adjournment or postponement thereof.

      WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AND IT AUTHORIZES THE ABOVE DESIGNATED PROXIES AND TRUSTEE, AS APPLICABLE, TO VOTE IN ACCORDANCE WITH THEIR JUDGMENT ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                               -----------
                                                               SEE REVERSE
                                                                   SIDE
                                                               -----------

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

                       VOTE BY TELEPHONE, INTERNET OR MAIL

The accompanying Proxy Statement addresses important issues affecting your investment. Help us save time and postage costs by voting your proxy electronically -- either by touch-tone telephone or over the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you completed and returned a proxy card in the mail.

   TO VOTE BY TOUCH-TONE TELEPHONE                  TO VOTE ON THE INTERNET

*  have your proxy card handy and call           *  have your proxy card handy and go to web
   1-888-807-7699 toll free                         site: www.equiserve.com/proxy/

*  enter the 13-digit control number located     *  enter the 13-digit control number located
   above your name and address in the lower         above your name and address in the lower
   left corner of your proxy card                   left corner of your proxy card

*  follow the simple recorded instructions       *  follow the instructions on the screen


If you prefer to vote by mail, simply complete and return your proxy card in the postage-paid envelope provided. DO NOT MAIL THE PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR OVER THE INTERNET.

       PLEASE MARK
[X]    VOTES AS IN
       THIS EXAMPLE.

                       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

 1.  Election of Directors.                                          2.  To adopt the 1999 Equity Incentive Plan.
     NOMINEES: Samuel W. Bodman, Jane C. Bradley,
     Arthur L. Goldstein, Gautam S. Kaji, John H. McArthur               FOR           AGAINST           ABSTAIN
     and Charles P. Siess, Jr.                                           [ ]           [ ]               [ ]

     FOR                   WITHHELD
     ALL       [ ]         FROM        [ ]
     NOMINEES              ALL
                           NOMINEES                                  3.  To approve the Short-Term Incentive
                                                                         Compensation Plan
     For, except vote withheld from the following nominee(s):
                                                                         FOR           AGAINST           ABSTAIN
                                                                         [ ]           [ ]               [ ]
     ________________________________________________________

                                                                     4.  To transact such other business as may
                                                                         properly come before the Annual Meeting
                                                                         and any adjournment or postponement thereof.

                                                              MARK HERE FOR ADDRESS         [ ]
                                                              CHANGE AND NOTE AT LEFT


                                                              PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY.

Signature:____________________________ Date:_____________     Signature:____________________________ Date:_____________

[Letterhead of CABOT]


                                                      January 19, 1999

Dear Plan Participant:

The Annual Meeting of Stockholders of Cabot Corporation will be held on March 11, 1999. The record date for determining stockholders entitled to vote at the meeting was January 11, 1999. Through your participation in the Cabot Corporation Employee Stock Ownership Plan ("ESOP"), Cabot Retirement Incentive Savings Plan ("CRISP"), Cabot Employee Savings Plan ("CESP") and/or the Cabot Oil & Gas Corporation Savings Investment Plan ("SIP"), you are the beneficial owner of Cabot Common Stock and/or Cabot Convertible Preferred Stock and have the right to instruct the Trustee of the Plan or Plans in which you participate how to vote your shares.

The number of shares allocated to you appears at the top of the enclosed proxy card on which your name appears. If you are a participant in the CRISP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CSP". If you are a participant in the ESOP, the number of shares of Cabot Common Stock held for your account, including the shares of Common Stock issuable upon conversion of Cabot Convertible Preferred Stock held for your account, is shown at the top of the card and is followed by the letters "ESP". If you are a participant in the CESP, the number of shares of Cabot Common Stock held for your account is shown at the top of the card and is followed by the letters "CEP". If you are a participant in the SIP, the number of shares of Cabot Common Stock held for your account is followed by the letters "SIP".

I encourage you to exercise your right to vote these shares by completing the enclosed proxy card instructing the Trustee as to your wishes. Your vote has a doubly important impact. When you vote your shares, you participate directly in the affairs of the Company equally with all other stockholders. In addition, your vote also directs the Trustee of the CRISP, the ESOP and the CESP how to vote those shares for which no instructions are received from other Plan participants plus shares held in each of those Plans that have not been allocated to participants' accounts.

To vote your shares, read the Notice of Meeting and Proxy Statement carefully, mark and sign the enclosed proxy card, and return it to the Company's transfer agent, BankBoston, N.A. c/o EquiServe, BEFORE MARCH 5, 1999 in the enclosed postage-paid envelope. If you prefer, you may vote your shares via telephone or the Internet, as explained on the proxy card.

The Trustee of each Plan will have the voting instructions of each participant in the Plan tabulated and will vote the shares of the participants by submitting a final proxy card representing each Plan's shares for inclusion in the tally at the Annual Meeting. Your individual vote will not be disclosed to anyone in the Company.

Sincerely,


/s/ Samuel W. Bodman

Samuel W. Bodman
Chairman of the Board
and Chief Executive Officer